UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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SXC Health Solutions Corp.

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SXC HEALTH SOLUTIONS CORP.
NOTICE OF MEETING AND
PROXY CIRCULAR AND PROXY STATEMENT

Annual and Special Meeting
of
Shareholders

To Be Held
May 13, 2009

SXC HEALTH SOLUTIONS CORP.
2441 Warrenville Road, Suite 610
Lisle, Illinois, 60532-3642

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual and Special Meeting (the “Meeting”) of shareholders of SXC Health Solutions Corp. (the “Company”) will be held at the Marriott Downers Grove, 1500 Opus Drive, Downers Grove, Illinois 60515, on Wednesday, May 13, 2009 at 4:30 p.m. (Chicago time) for the following purposes:

(a) to receive the Annual Report of the Company which contains the financial statements of the Company for the fiscal year ended December 31, 2008 and the report of the auditors thereon;

(b) to elect the seven director nominees named in the accompanying proxy circular and proxy statement;

(c) to approve the SXC Health Solutions Corp. Long-Term Incentive Plan;

(d) to appoint auditors and to authorize the directors to fix their remuneration; and

(e) to transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

The directors of the Company have fixed the close of business on March 31, 2009 as the record date for the determination of the shareholders of the Company entitled to receive notice of the Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 13, 2009. The proxy statement and proxy circular and 2008 annual report to shareholders are available free of charge at www.proxydocs.com/sxci.

DATED at Lisle, Illinois, as of April 9, 2009.

BY ORDER OF THE BOARD

/s/  Clifford Berman
Clifford Berman
Senior Vice President,
General Counsel and Corporate Secretary

This proxy circular and proxy statement is being issued on behalf of Management and the Board of Directors in connection with the Meeting scheduled for May 13, 2009. This proxy circular and proxy statement and accompanying proxy card are first being mailed to shareholders on or about April 9, 2009.

Shareholders who are unable to attend the Meeting in person and who wish to ensure that their shares are voted at the Meeting, are requested to date, sign and return in the envelope provided for that purpose, the enclosed form of proxy.

All instruments appointing proxies to be used at the Meeting or at any adjournment or postponement thereof must be deposited with the Company’s registrar and transfer agent, CIBC Mellon Trust Company / Mellon Investor Services, LLC, at least 48 hours prior to the commencement of the Meeting or any adjournment or postponement thereof or with the Chairman of the Meeting prior to the commencement of the Meeting or any adjournment or postponement thereof.

PROXY CIRCULAR AND PROXY STATEMENT

SXC HEALTH SOLUTIONS CORP.

PROXY CIRCULAR AND PROXY STATEMENT

SOLICITATION OF PROXIES

This Proxy Circular and Proxy Statement is furnished in connection with the solicitation of proxies by management (“Management”) and the Board of Directors (the “Board of Directors” or “Board”) of SXC Health Solutions Corp. (the “Company” or “SXC”) for use at the Annual and Special Meeting of Shareholders (the “Meeting”) of the Company to be held on Wednesday, May 13, 2009 at the time and place and for the purposes set forth in the accompanying Notice of Annual and Special Meeting of Shareholders (“Notice of Meeting”). The information contained herein is given as of the date hereof, except as otherwise noted herein. It is expected that the solicitation of proxies will be primarily by mail. However, proxies may also be solicited by telephone, facsimile or in person by employees of the Company. The total cost of the solicitation will be borne by the Company.

The Company will pay the reasonable costs incurred by persons who are the registered but not beneficial owners of SXC common shares (“common shares”) (such as brokers, dealers and other registrants under applicable securities law and nominees and custodians) in sending or delivering copies of the Notice of Meeting, Proxy Circular and Proxy Statement and form of proxy to the beneficial owners of common shares that are registered in the names of such persons. Payments will be made upon receipt of an appropriate invoice. The Company will furnish to such persons, upon request to the Secretary of the Company, at the U.S. corporate headquarters of the Company 2441 Warrenville Road, Suite 610, Lisle, Illinois, 60532-3642, (Tel. 1-800-282-3232) or the registered office of the Company, 204 Black Street, Suite 300, Whitehorse, Yukon Territory, Canada, Y1A 2M9 (Tel. 867-668-5252), and without additional cost, additional copies of the Notice of Meeting, Proxy Circular and Proxy Statement and form of proxy. Although SXC has not engaged a proxy solicitor in connection with the 2009 annual meeting, SXC may elect to do so and, in such case, would pay a customary fee for these services.

Unless otherwise indicated, all dollar amounts in this document are in United States dollars.

PROXIES AND VOTING

Shareholders who are unable to attend the Meeting in person and who wish to have their common shares voted at the Meeting are requested to date, sign and return, in the envelope provided for that purpose, the enclosed form of proxy. Proxies must be deposited (i) with the Company’s transfer agent and registrar, CIBC Mellon Trust Company/Mellon Investor Services, LLC, at least 48 hours prior to the commencement of the Meeting or any adjournment or postponement thereof, or (ii) with the Chairman of the Meeting prior to the commencement of the Meeting or any adjournment or postponement thereof, in order for the common shares represented thereby to be voted at the Meeting or any adjournment or postponement thereof.

The common shares represented by any proxy will be voted for, against or withheld from voting with respect to the matters described herein in accordance with the instructions provided in any such proxy. In the absence of any specification, such proxies will be voted FOR the election of directors, FOR the approval of the SXC Health Solutions Corp. Long-Term Incentive Plan and FOR the appointment of auditors.

The enclosed form of proxy confers discretionary authority upon the persons named therein with respect to amendments to matters identified in the Notice of Meeting or other matters that may properly come before the Meeting. The Company knows of no other matters to come before the Meeting other than matters referred to in the Notice of Meeting. If any matters which are not now known should properly come before the Meeting or if any amendments or variations to the matters referred to in the Notice of Meeting are presented for consideration at the Meeting, the forms of proxy will be voted on such matters, amendments and variations in accordance with the best judgment of the person voting the proxy.

A shareholder has the right to appoint a person (who need not be a shareholder) as proxy holder to attend and act on his or her behalf at the Meeting other than the representatives of Management and the Board of Directors designated in the enclosed form of proxy.  The shareholder may exercise this right by inserting the name of the nominee in the space provided in the enclosed form of proxy or may complete another appropriate form of proxy, and in each case delivering the completed proxy in the manner set forth above.

Voting Procedures

In the case of the votes for the election of directors and the appointment of the independent auditors, proxies may be marked “FOR” or “WITHHOLD”. On these matters, common shares represented by proxies marked “WITHHOLD” will be counted as having been withheld from voting. In the case of the votes for the approval of the SXC Health Solutions Corp. Long-Term Incentive Plan, proxies may be marked “FOR” or “AGAINST.”

Quorum Requirement

The required quorum for the transaction of business at the Meeting is at least two persons present in person and representing in their own right, or by proxy, or as a duly authorized representative of any registered shareholder that is a body corporate or other legal entity, at least 33 1/3% of the Company’s outstanding common shares entitled to vote at the meeting. Common shares represented by proxies marked “WITHHOLD” and proxies returned as broker “non-votes” will be considered present for quorum purposes.

NON-REGISTERED HOLDERS

Only registered holders of common shares of the Company or the person(s) they appoint as their proxy holder are permitted to vote at the Meeting. However, in many cases, common shares of the Company beneficially owned by a holder are not registered in the name of the holder (a “Non-Registered Holder”) but are rather registered either (a) in the name of an intermediary (an “Intermediary”) that the Non-Registered Holder deals with in respect of the common shares or (b) in the name of a clearing agency (such as The Depository Trust Company or The Canadian Depository for Securities Limited) of which the Intermediary is a participant (Intermediaries include, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered RRSP’s, RRIF’s, RESP’s and similar plans). In accordance with applicable securities laws, the Company has distributed copies of the Notice of Meeting, this Proxy Circular and Proxy Statement, a form of proxy and the Company’s Annual Report (collectively the “Meeting Materials”) to the clearing agencies and Intermediaries for onward distribution to Non-Registered Holders.

Intermediaries are required to forward the Meeting Materials to Non-Registered Holders. Very often, Intermediaries will use service companies to forward the Meeting Materials to Non-Registered Holders. Generally Non-Registered Holders will either:

(a) be given a form of proxy which is not signed by the Intermediary and which, when properly completed and signed by the Non-Registered Holder and returned to the Intermediary or its service company, will constitute voting instructions (often called a “voting instruction form” or a “proxy authorization form”) which the Intermediary must follow. Typically, the Non-Registered Holder will also be given a page of instructions which contains a removable label containing a bar code and other information. In order for the form of proxy to be validly constituted, the Non-Registered Holder must remove the label from the instructions and affix it to the form of proxy, properly complete and sign the form of proxy and submit it to the Intermediary or its service company in accordance with the instructions of the Intermediary or its service company; or

(b) less typically, be given a form of proxy which has already been signed by the Intermediary (typically by a facsimile, stamped signature), which is restricted as to the number of common shares beneficially owned by the Non-Registered Holder but which is otherwise not completed. Because the Intermediary has already signed the form of proxy, this form of proxy is not required to be signed by the Non-Registered Holder when submitting the proxy. In this case, the Non-Registered Holder who wishes to submit a proxy should otherwise properly complete the form of proxy and deliver it to CIBC Mellon Trust Company / Mellon Investor Services, LLC, as provided under “Proxies and Voting” above.

In either case, the purpose of this procedure is to permit Non-Registered Holders to direct the voting of the common shares of the Company which they beneficially own. Should a Non-Registered Holder who receives either form of proxy wish to vote at the Meeting in person (or have another person attend and vote on behalf of the Non-

Registered Holder), the Non-Registered Holder should strike out the names of the persons named in the proxy and insert the Non-Registered Holder’s (or such other persons’) name in the blank space provided. In either case, Non-Registered Holders should carefully follow the instructions of their Intermediary, including those regarding when and where the form of proxy is to be delivered.

REVOCATION OF PROXIES

Any shareholder who has given a proxy may revoke it by depositing an instrument in writing executed by him or her or by his or her attorney authorized in writing at the U.S. corporate headquarters of the Company, 2441 Warrenville Road, Suite 610, Lisle, Illinois, 60532-3642, or the registered office of the Company, 204 Black Street, Suite 300, Whitehorse, Yukon Territory, Canada, Y1A 2M9, (Tel. 867-668-5252), to the attention of the Secretary, at least three business days preceding the day of the Meeting or any adjournment or postponement thereof or, as to any matter upon which a vote has not already been cast pursuant to the authority conferred by such proxy, with the Chairman of the Meeting on the day of the Meeting or any adjournment or postponement thereof, or by any other manner permitted by law.

SHAREHOLDER PROPOSALS FOR THE COMPANY’S 2010 ANNUAL MEETING

If you want to propose any matter for a vote by the Company’s shareholders at the Company’s 2010 annual meeting of shareholders, you must send your proposal to the Secretary of the Company at the following address: 2441 Warrenville Road, Lisle, Illinois 60532-3642. The Company may omit your proposal from next year’s proxy circular and proxy statement under applicable United States securities laws if it is not received by the Company’s Secretary at the address noted above by December 10, 2009 and may omit your proposal from next year’s proxy circular and proxy statement under applicable Yukon corporate law if, among other things, it is not received by the Company’s Secretary at the address noted above by February 11, 2010.

FINANCIAL STATEMENTS AND AUDITORS’ REPORTS

At the Meeting, we will submit to you the Company’s consolidated financial statements for the year ended December 31, 2008 and the related report of our auditors. No vote will be taken regarding the financial statements.

VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS THEREOF

As at the close of business on March 31, 2009 (the “record date”), SXC had 24,471,931 common shares outstanding. Each holder of common shares is entitled to one vote for each common share registered in such holder’s name as at the close of business on the record date.

In accordance with the Business Corporations Act (Yukon), if a shareholder transfers ownership of any of their common shares after the record date, the transferee may be entitled to vote the common shares at the Meeting. To gain entitlement to vote those common shares, the transferee must produce properly endorsed common share certificates or otherwise establish that the transferee owns the common shares, and must demand not later than 10 days before Meeting, or any shorter period before the Meeting that the bylaws of the Company may provide, that the transferee’s name be included in the list of shareholders before the Meeting.

The following table sets forth certain information, as of March 31, 2009, concerning the persons or entities known to us to be beneficial owner of or exercise control or direction over more than 5% of the common shares as well as the number of common shares that our directors and executive officers own. Except as otherwise indicated below, each of the entities or persons named in the table has sole voting and investment power with respect to all common shares beneficially owned set forth opposite their name. Percentage ownership is based on an aggregate of 24,471,931 common shares outstanding on March 31, 2009. Unless otherwise indicated, the business address of each shareholder listed below is SXC Health Solutions Corp., 2441 Warrenville Rd, Suite 610, Lisle, Illinois 60532.

Name and Address of		Number of Shares	Percentage
Beneficial Owner	Title of Class	Beneficially Owned	of class

Principal Shareholders:
Acuity Investment Management, Inc.(1)	Common Shares	3,544,400	14.5%
40 King Street West Scotia Plaza, 56th Floor
Toronto, ON M5H 3Y2 Canada
Montrusco Bolton Investments, Inc.(1)	Common Shares	2,054,975	8.4%
1250 René-Lévesque Blvd. West, Suite 4600
Montreal, Quebec H3B 5J5
New Mountain Capital LLC(2)	Common Shares	1,509,564	6.2%
787 Seventh Avenue, 49th Floor
New York, NY 10019

				Aggregate Stock Option Grants
				Exercisable within 60 Days of	Percentage of
Name of Beneficial Owner	Title of Class	Shares		March 31, 2009	Class

Terrence C. Burke	Common Shares	2,520		18,750	**
Steven D. Cosler	Common Shares	2,000		8,750	**
William J. Davis	Common Shares	—		8,750	**
Anthony R. Masso	Common Shares	—		3,125	**
Philip R. Reddon*	Common Shares	1,201,405	*	1,250	4.9%
Curtis J. Thorne	Common Shares	—		3,125	**
Gordon S. Glenn	Common Shares	331,284		—	1.4%
Mark Thierer	Common Shares	23,830		290,750	1.3%
Jeffrey Park	Common Shares	965		188,500	**
John Romza	Common Shares	56,888		133,250	**
Mike Bennof	Common Shares	55,088		120,834	**
Greg Buscetto	Common Shares	—		7,500	**

All executive officers and directors as a group as of March 31, 2009 (12 persons)***	Common Shares	1,342,696*		784,584	8.7%

*	Mr. Reddon is an officer of Covington Capital Corporation, which manages or advises various funds and which beneficially owns 1,201,405 common shares of the Company. Mr. Reddon disclaims beneficial ownership of these shares.

**	Less than 1% owned.

***	Mr. Glenn’s share ownership is excluded from this total, because he resigned as CEO effective as of June 30, 2008 and resigned from the Board of Directors effective as of December 31, 2008.

(1)	This information is based upon the schedule of shareholders as reported by the Toronto Stock Exchange.

(2)	This information is based upon the Schedule 13G filed by New Mountain Capital, LLC. with the Securities and Exchange Commission on April 29, 2008. New Mountain Capital, LLC has reported therein that it has shared investment and voting discretion over 1,509,564 common shares.

MATTERS TO BE ACTED UPON AT THE MEETING

1.	Election of Directors

The articles of the Company provide that the Company shall have a minimum of three and a maximum of ten directors. The number of directors is currently set at seven. The directors elected at the Meeting will hold office until the close of the next annual meeting or until their successors are elected or appointed, whichever occurs first. In the absence of contrary instructions, the persons named in the form of proxy for use by the shareholders intend to vote FOR the election of the persons indicated below as directors. The Company does not contemplate that any of the proposed nominees will be unable to serve as a director, however, if that should occur for any reason prior to the Meeting, the persons named in the enclosed form of proxy will vote for the election of another person or persons in their discretion.

Pursuant to Yukon corporate law, there is a plurality vote standard for the election of directors to the Board. As there are seven nominees identified below and the Company’s board size has been set at seven, all of the nominees identified below will be elected to the Board unless additional nominees are proposed and one or more of such additional nominees receive a greater number of votes than one or more of the nominees identified below. The results of the election of directors at the Meeting will be determined and certified by the scrutineers for the Meeting. With respect to Mr. Thierer, his employment agreement provides that he will be nominated for election as a director at each annual meeting of shareholders during the period he serves as Chief Executive Officer of the Company.

IF YOU PROPERLY COMPLETE AND RETURN THE ENCLOSED FORM OF PROXY, YOUR COMMON SHARES WILL BE VOTED FOR THE NOMINEES LISTED BELOW UNLESS YOU SPECIFICALLY INSTRUCT OTHERWISE.

IF YOU PROPERLY COMPLETE AND RETURN THE ENCLOSED FORM OF PROXY AND ANY OF THE NOMINEES LISTED ON THE FORM OF PROXY IS FOR ANY REASON UNAVAILABLE TO SERVE, YOUR PROXYHOLDER AT THE MEETING MAY CHOOSE TO VOTE FOR ANOTHER QUALIFIED NOMINEE. WE HAVE NO REASON TO BELIEVE THAT ANY NOMINEE WILL BE UNAVAILABLE TO SERVE.

The following table, the notes thereto and the professional biographies immediately following such table set forth the names and respective municipalities of residence of the persons proposed to be nominated for election as directors, their principal occupations, all positions and offices with the Company presently held by them and the date on which they were first elected or appointed as directors.

Name and Municipality	Principal	Date First Became a
of Residence	Occupation	Director

Terrence C. Burke(1)(2)(5) Easton, MD	Independent Consultant	August 24, 1999
William J. Davis(3)(4) Hinsdale, IL	Chief Financial Officer, Allscripts-Misys Healthcare Solutions, Inc.	January 23, 2007
Philip R. Reddon(3)(4) Burlington, Ontario	Managing Director, Covington Capital Corporation	May 11, 2005
Mark A. Thierer Barrington, IL	President and Chief Executive Officer of the Company	February 14, 2006
Steven Cosler(2)(5) Winter Park, FL	Operating Partner, Water Street Healthcare Partners	August 1, 2007
Curtis Thorne(3)(4) Nashville, TN	President and Chief Executive Officer, MedSolutions, Inc.	September 17, 2007
Anthony Masso(2)(5) Royal Oak, MD	President and Chief Executive Officer, Consortium Health Plans, Inc.	September 17, 2007

Notes:

(1)	Chairman of the Board of Directors.

(2)	Member of the Nominating Committee.

(3)	Member of the Corporate Governance Committee.

(4)	Member of the Audit Committee.

(5)	Member of the Compensation Committee

Terrence C. Burke, 67, has been a director for us since August, 1999 and, effective December 31, 2008, was appointed Chairman of the Board of Directors. Mr. Burke is a retired Health Care Executive and currently holds directorships with two privately held healthcare-related companies. Mr. Burke has served on the boards of several healthcare industry associations, including Federation of American Health Care Systems, Group Health Association of America and the National Association of Employers on Health Care. Mr. Burke has a B.A. in History from the University of Washington.

Mr. Burke has significant experience in the managed care and indemnity insurance industry in the U.S. and for the past several years has been an industry consultant. He has held executive positions with a number of leading managed care companies, which positions included Senior Executive Vice-President of Metrahealth Corporation, Senior Vice-President, Field Operations, Specialty Companies & Planning and Development of Aetna Corporation and President of CIGNA Health Plans as well as Senior Vice-President, National Operations of Cigna Corporation.

William J. Davis, 41, has been a director for us since January, 2007. Mr. Davis is currently the Chief Financial Officer of Chicago-based healthcare information technology provider Allscripts - Misys Healthcare Solutions, Inc. Mr. Davis joined Allscripts as CFO in October, 2002. Prior to joining Allscripts, Mr. Davis was the CFO of Lante Corporation, a technology consulting firm. Mr. Davis helped lead that company’s initial public offering in February 2000 and its subsequent sale to SBI and Company in September, 2002. From 1991 through 1999, Mr. Davis was in the Technology Group of PricewaterhouseCoopers LLP. Mr. Davis earned his Bachelors degree in Accounting from the University of Cincinnati and his Masters of Business Administration from Northwestern University. Mr. Davis is also a Certified Public Accountant.

Philip R. Reddon, 43, has been a director for us since March, 2006. Mr. Reddon joined Covington Capital Corporation in 2002, as Managing Director, his responsibilities include analysis of new investment opportunities for Covington and assisting in the management and monitoring of Covington’s existing investments.

Prior to joining Covington, Mr. Reddon spent six years at Bank of Montreal Capital Corporation (“BMO Capital”) as Managing Director for a private equity fund. He was head of the Technology Investment team, and sat on the investment committee, which was involved in the investment and approval process for over 60 companies. In his role at BMO Capital, he sat on the boards of eight investee companies. Prior to BMO Capital, Mr. Reddon spent six years with the Business Development Bank of Canada.

Mark A. Thierer, 49, has been a director for us since January, 2006. Mr. Thierer served as the President and Chief Operating Officer of the Company from September 2006 through 2008 and assumed his current role of President and Chief Executive Officer of the Company, effective June 30, 2008. Prior thereto, Mr. Thierer was the President of Physicians Interactive, a former division of Allscripts — Misys Healthcare Solutions, Inc. (NASDAQ: MDRX), which provided online clinical education programs, from 2003 to 2006.

Prior to Allscripts, Mr. Thierer spent ten years with CaremarkRx, now CVS/Caremark, where he was a corporate officer and key executive in helping to build Caremark into a pharmacy benefits manager and specialty pharmacy company. In his most recent capacity at Caremark, Mr. Thierer served as the Senior Vice President, New Ventures, responsible for developing Caremark’s growth strategy. Prior to that role, Mr. Thierer managed Caremark’s retail network operations, trade relations, specialty pharmacy, marketing, field operations, and corporate account functions. Prior to Caremark, Mr. Thierer spent ten years with IBM, managing sales of healthcare information management solutions. Mr. Thierer holds a B.S. in Finance from the University of Minnesota and an M.B.A. in Marketing from Nova Southeastern University in Florida. He also holds the designation of CEBS (Certified Employee Benefits Specialist) from The Wharton School. Mr. Thierer is an active member of numerous industry associations Mr. Thierer is also an advisor to the Jeffrey Pride Foundation for Pediatric Cancer Research.

Steven Cosler, 53, has been a director for us since August, 2007. Mr. Cosler is currently an Operating Partner at Water Street Healthcare Partners (“Water Street”), a Chicago-based private-equity firm focused exclusively on the healthcare industry. Mr. Cosler joined Water Street in 2006 and prior to that was President and Chief Executive Officer of Priority Healthcare Corporation (“Priority”), a publicly held specialty pharmacy and distributor that was acquired by Express Scripts in October, 2005. Mr. Cosler was employed by Priority from 1996 to 2005, where he held a number of increasingly senior roles, culminating in his appointment as President and Chief Operating Officer in 2001, and President and CEO in 2002, a position he retained until the acquisition.

Before joining Priority, Mr. Cosler held leadership positions at Coresource, Inc., a third party administrator managing healthcare services, and at IBM. Mr. Cosler sits on the board of several privately held healthcare companies including CareCentrix, Healthplan Holdings, CCS Medical, Inc., Access Mediquip, Inc. and Cydex Pharmaceutical, Inc. Mr. Cosler also sits on the Board of Trustees of two closed-end funds managed by Claymore Securities. He is a graduate of Purdue University with a Bachelor of Science degree in Industrial Management.

Curtis Thorne, 49, has been a director for us since August, 2007. Mr. Thorne is currently the President and Chief Executive Officer of MedSolutions, Inc., a company focused on management of medical imaging services. From 1998 to 2000, Mr. Thorne was its President and Chief Operating Officer. Prior to joining MedSolutions, Mr. Thorne was President and COO of Adesso Specialty Services, a California-based specialty physician management company. Mr. Thorne earned his masters in business administration from the Babcock School of Management at Wake Forest University and a bachelor’s degree in chemistry from the University of North Carolina.

Anthony Masso, 67, has been a director for us since August, 2007. Mr. Masso is currently the President and Chief Executive Officer of Consortium Health Plans, Inc., a national coalition of 19 Blue Cross Blue Shield plans that is focused on building market share of its members amongst major employers and benefits consultants. Prior to Consortium, Mr. Masso was President of StrongCastle LLC, a private consulting company that specializes in the implementation of strategic business plans for corporate clients from 2000 to 2003. Mr. Masso was also previously President of Litho Group, Inc., and Executive Vice President of Integrated Health Services, Inc from 1994 to 2000. Mr. Masso spent four years as Senior Vice President of the Health Insurance Association of America, where he planned and implemented a transformation of indemnity insurers into managed care networks. As Senior Vice President of Aetna Health Plans, Mr. Masso was responsible for East Coast operations for all HMOs and POS health plans.

2.	Approval of the SXC Health Solutions Corp. Long-Term Incentive Plan

Effective on March 11, 2009, the Board of Directors of the Company adopted the SXC Health Solutions Corp. Long-Term Incentive Plan (the “LTIP”), which resolution must be passed by a majority of the votes cast by those shareholders who, being entitled to do so, vote in person or by proxy at the Meeting. The Company’s shareholders are being asked to approve the adoption of the LTIP. The LTIP provides for the grant of stock option awards, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards and other stock-based awards to eligible persons, including our executive officers and directors. The purpose of the LTIP is to enable us to:

•	advance the interests of the Company by attracting and retaining high caliber employees and other key individuals who perform services for the Company, a subsidiary or an affiliate;

•	align the interests of the Company’s shareholders and recipients of awards under the LTIP by increasing the proprietary interest of such recipients in the Company’s growth and success; and

•	motivate award recipients to act in the long-term best interests of the Company and its shareholders.

If approved, the LTIP would replace the SXC Health Solutions Corp. Amended and Restated Stock Option Plan (the “Option Plan”) and no further grants or awards will be issued under the Option Plan. As of the date of this proxy circular and proxy statement, there were 1,729,152 shares to be issued upon exercise of outstanding options under the Option Plan. As of the date of this proxy circular and proxy statement, there were 57,761 shares remaining for future grant under the Option Plan. If SXC’s shareholders approve the LTIP, the remaining shares available for future grant under the Option Plan, any shares which underlie options that expire or terminate under the Option Plan, plus an additional 1,070,000 shares (subject to adjustment in the event of stock splits and other similar events) will be available for issuance under the LTIP. If the shareholders fail to approve this proposal, the LTIP will be null and void and the Option Plan will remain in existence.

SXC believes that the following factors should be considered in connection with approval of the LTIP:

•	Equity compensation remains a key component of a competitive compensation package in the Company’s industry and, SXC believes, effectively rewards employees for the success of SXC over time.

•	In addition to stock options, the LTIP would enable SXC to grant other forms of long-term incentives, such as restricted stock units, stock appreciation rights, performance awards and other stock-based awards. SXC believes this will allow it the flexibility in the future to tailor the long-term incentives to fit business conditions as they evolve.

•	Any full-value awards (i.e., any awards other than stock options or stock appreciation rights) granted under the LTIP will be counted as 1.79 shares for every one share granted for purposes of the total number of shares reserved for issuance under the LTIP. Therefore, subject to certain adjustments (as described below), the maximum aggregate number of common shares with respect to which full-value awards may be granted under the LTIP is 597,765.

•	No evergreen features:

•	the maximum number of shares issuable under the LTIP is fixed and cannot be increased without shareholder approval;

•	a maximum term of ten years for the LTIP is specified; and

•	a maximum term of seven years for stock options and stock appreciation rights.

•	Prohibition on re-pricing and on discount stock options (i.e., the exercise price of a stock option will be equal to or exceed the fair market value of a share of stock on the date the stock option is granted).

•	Administration by the Compensation Committee, which is comprised solely of independent, non-employee directors.

Shareholders are requested in this proposal to approve the adoption of the LTIP, including its performance-based provisions, in the form attached hereto as Appendix A.

The Board of Directors believes that the future success of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining and motivating key personnel.

ACCORDINGLY, THE BOARD OF DIRECTORS BELIEVES THE ADOPTION OF THE LTIP IS IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE LTIP.

Summary of the Company’s Long-Term Incentive Plan

The following is a description of the LTIP. This description is qualified in its entirety by reference to the plan document, as proposed, a copy of which is attached to this proxy circular and proxy statement as Appendix A.

Purpose

The LTIP allows SXC to provide employees, consultants and non-employee members of the Board of Directors who are selected to receive awards under the LTIP the opportunity to acquire an equity interest in SXC. The Board believes that equity incentives are a significant factor in attracting, retaining and motivating eligible persons whose present and potential contributions are important to SXC.

Key Provisions

The following is a summary of the key provisions of the LTIP:

•	Plan Effective Date: If approved by the shareholders of SXC, the LTIP will be effective on the date the Board of Directors of the Company approved the LTIP, on March 11, 2009

•	Plan Termination Date: 10 years

•	Eligible Participants: Employees (including the Company’s executive officers) and consultants of the Company or an affiliate of the Company and non-employee directors of the Company, as the Compensation Committee may select from time to time

•	Award Types:

•	Stock options

•	Stock appreciation rights

•	Restricted stock, Restricted stock units

•	Performance awards

•	Other Stock-Based Awards

•	Vesting: Determined by Compensation Committee

•	Not Permitted: Repricing of stock options, discount stock options

•	No Liberal Share Counting: The LTIP provides that the plan share limit will not be increased by shares delivered or withheld to pay the exercise price of awards or to pay tax withholding obligations, nor will it be increased on account of the exercise of a stock appreciation right or if the Company repurchases shares with the proceeds from the exercise of an award

The granting of awards under the LTIP is discretionary, and the Company cannot now determine the number or type of awards to be granted in the future to any particular person or group.

Shares Authorized

If SXC’s shareholders approve the LTIP, the remaining shares available for future grant under the Option Plan, any shares which underlie options that expire or terminate under the Option Plan, plus an additional 1,070,000 shares (subject to adjustment in the event of stock splits and other similar events, as described below) will be available for issuance under the LTIP. The additional 1,070,000 shares requested under the LTIP represents approximately 4.4% of the total number of outstanding common shares of the Company as of as of March 31, 2009. Any shares that are subject to stock options or stock appreciation rights granted under the LTIP will be counted against this share limit as one share for every one share granted. Any full-value awards (i.e., any awards other than stock options or stock appreciation rights) granted under the LTIP will be counted against this share limit as 1.79 shares for every one share granted. Therefore, subject to certain adjustments (as described above), the maximum aggregate number of common shares with respect to which full-value awards may be granted under the LTIP is 597,765. No grants have been made under the LTIP as of the date of this proxy circular and proxy statement. As of March 27, 2009, the last reported sale price of the Company’s common shares on the NASDAQ Global Market was $21.28.

Awards

Awards under the LTIP may be either performance-based and designed to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), or discretionary. Subject to the LTIP limits, the Compensation Committee has the discretionary authority to determine the size of an award and whether it will be subject to performance-based requirements. The Compensation Committee may award stock options (including nonqualified options and incentive stock options), stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards, or other stock-based awards, or any combination thereof.

Adjustments

In the event of a merger, reorganization, consolidation, recapitalization, dividend (other than a regular cash dividend) or distribution (whether in cash, shares or other property), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the common shares, the Compensation Committee will, in its discretion, adjust the number and kind of shares granted under the LTIP, the number, class and kind of shares subject to awards and the exercise price of outstanding stock options.

Stock Options

Optionees receive the right to purchase a specified number of common shares at a specified exercise price and subject to the terms and conditions as are specified in the option grant. The exercise price of stock options granted under the LTIP may not be less than the fair market value of the common shares on the date of grant, and the fair market value will equal the per share closing price of the common shares as reported on Nasdaq on the date of grant (or if there was no reported closing price on such date, on the last preceding date on which the closing price was reported). No stock option will be exercisable more than seven years after the date it is granted. The Compensation Committee will determine at the time of grant when each stock option becomes exercisable. Payment of the exercise price of a stock option may be in cash, common shares owned by the participant, withholding shares otherwise issuable with the consent of the Compensation Committee or by a combination of the foregoing. Incentive stock options may not be granted to any person who is not an employee of the Company or any parent or subsidiary, as defined in Section 424 of the Code. All incentive stock options must be granted within ten years of the date the LTIP was adopted by the Board.

Stock Appreciation Rights

A stock appreciation right, or SAR, is an award entitling the holder on exercise to receive, at the election of the Company, either cash or common shares with a value equal to the difference between the fair market value of a common share on the date the SAR is exercised and the exercise price of the SAR. The exercise price of SARs granted under the LTIP may not be less than the fair market value of the common shares on the date of grant, and the fair market value will equal the per share closing price of the common shares as reported on Nasdaq on the date of grant (or if there was no reported closing price on such date, on the last preceding date on which the closing price was reported). SARs may be granted without regard to any option or other award under the LTIP or in conjunction with all or part of any option granted under the LTIP. Subject to adjustment provisions included in the plan for changes in the Company’s capital stock, the repricing or discounting of stock appreciation rights is expressly prohibited under the LTIP. No SAR will be exercisable more than seven years after the date it is granted. The period during which stock appreciation rights may be exercised will be determined by the Compensation Committee. Stock appreciation rights will become exercisable at such time and in such installments as the Compensation Committee will determine. At exercise, the holder must surrender the stock appreciation right.

Restricted Stock and Restricted Stock Units

Restricted stock awards entitle recipients to acquire common shares, subject to forfeiture of all or part of such shares from the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established in such award. Restricted stock unit awards entitle the recipient to receive common shares to be delivered in the future subject to such terms and conditions on the delivery of the shares as the Compensation Committee may determine. Restricted stock awards and restricted stock unit awards will be subject to a restriction against transfer during a period of time or until performance measures are satisfied, as established by the Compensation Committee. Unless otherwise set forth in the award agreement, the holder of a restricted stock award has all rights as a shareholder of the Company, including voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of common shares; provided, however, that a distribution with respect to common shares will be deposited with the Company and will be subject to the same restrictions as the common shares with respect to which such distribution was made. Prior to the settlement of a restricted stock unit award, the holder of such award will not have any rights as a shareholder of the Company with respect to the common shares subject to such award, except to the extent that the Compensation Committee grants dividend equivalents on restricted stock unit awards that are settled in common shares. Restricted stock awards and restricted stock units will vest at such times and in such installments as the Compensation Committee will determine.

Performance Awards

Performance grants are awards whose final value, if any, is determined by the degree to which specified performance measures have been achieved during a performance period set by the Compensation Committee. Performance measures that may be used include one or more of the following: revenue growth; earnings before taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; operating income; pre- or after-tax income; cash flow; cash flow per share; net earnings; earnings per share; return on equity; return on invested capital; return on assets; economic value added (or an equivalent metric); share price performance; total shareholder return; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; attainment of strategic and operational initiatives; market share; gross profits; and/or comparisons with various stock market indices of the Company or any affiliate, division or business unit of the Company for or within which the participant is primarily employed. Such criteria and objectives may relate to results obtained by the individual, the Company, a subsidiary, an affiliate, or any business unit or division thereof, or may apply to results obtained relative to a specific industry or a specific index. Payment may be made in the form of cash, common shares, restricted stock, restricted stock units or a combination thereof, as specified by the Compensation Committee.

Other Stock-Based Awards

Under the LTIP, the Board of Directors has the right to grant other awards of common shares or awards otherwise based upon common shares or other property, including without limitation performance awards that may be paid in cash, common shares, other property or any combination thereof, in the sole discretion of the Compensation Committee at the time of payment.

Transferability

Except as otherwise authorized by the Compensation Committee, no awards and no common shares that have not been issued or to which any applicable restriction has not lapsed may be sold, assigned, transferred, pledged or otherwise encumbered other than by will or the laws of descent and distribution. Notwithstanding the foregoing, unless otherwise specified in the award agreement, as long as the participant continues employment with or service to the Company, the participant may, subject to certain limitations in the LTIP, transfer, subject to applicable law, awards to a family member or a trust, foundation or other entity in which the participant or a family member of the participant owns more than fifty percent of the voting interests or controls the management of assets.

Change in Control

An award agreement may provide that, upon the occurrence of a change in control (as defined in the award agreement), (a) stock options and stock appreciation rights outstanding as of the date of the change in control will become exercisable in full or part, (b) restrictions and deferral limitations on restricted stock and restricted stock units lapse and the restricted stock and restricted stock units become free of all restrictions and limitations and become vested, (c) the performance period applicable to any outstanding performance awards will lapse and the performance criteria applicable to any outstanding performance award will be deemed to be satisfied at the target or other level, and (d) the restrictions and deferral limitations and other conditions applicable to any other stock-based awards or any other awards will lapse, and such other stock-based awards or such other awards will become free of all restrictions, limitations or conditions and become fully vested in full or part and transferable to the full extent of the original grant, subject in each case to any terms and conditions contained in the award agreement.

Termination of Employment

The Compensation Committee will determine the period of time for which any awards under the LTIP will continue to be exercisable and the terms of exercise upon termination of a participant’s employment or service with the Company or its affiliate, whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. All terms and conditions pertaining to the treatment of awards under the LTIP upon termination of a participant’s employment will be specified in the participant’s award agreement.

Maximum Awards

For an award to be qualified performance-based compensation under Section 162(m) of the Internal Revenue Code, the maximum aggregate number of common shares with respect to which stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards or other stock-based awards may be granted to any individual during a calendar year is 150,000. The maximum amount of cash payable during a calendar year to any person in connection with a performance award is $2,000,000. Non-employee directors of the Company may not, in the aggregate, be granted awards at any time during the term of the LTIP with respect to more than one percent (1%) of the total number of outstanding common shares of the Company. In addition, the maximum dollar value payable to any non-employee director, in any 12-month period with respect to awards, is $100,000 and, during the term of the LTIP with respect to awards, is $1,000,000.

Insiders

The LTIP limits insider participation such that the number of common shares reserved for issuance and issuable within a one-year period to insiders, under the LTIP and any other equity-based compensation arrangement of the Company, does not exceed 10% of the issued and outstanding common shares. In addition, the number of common shares which may be issued within a one-year period to any one insider, under the LTIP and any other equity-based compensation arrangement of the Company, may not exceed 5% of the issued and outstanding common shares. Under the rules of the Toronto Stock Exchange, “insiders” include directors and officers of the Company, holders of more than 10% of the Company’s voting securities and affiliates or associates thereof.

Administration

The LTIP will be administered by the Compensation Committee or such other committee appointed by the Board comprised entirely of “non-employee” directors within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended. The Compensation Committee is currently comprised of three directors, each of whom the Board has determined has no material relationship with the Company and is otherwise independent under the rules of the NASDAQ Global Market and the Toronto Stock Exchange. Each current member of the Compensation Committee also meets the definitions of “outside director” under Section 162(m) of the Internal Revenue Code and “non-employee director” under Section 16 of the Securities Exchange Act of 1934, as amended. The Compensation Committee will select the employees of the Company who will receive awards, determine the number of shares covered thereby, and establish the terms, conditions and other provisions of the grants. The Compensation Committee may interpret the LTIP and establish, amend and rescind any rules relating to the LTIP. The Compensation Committee may delegate to a committee of one or more directors or officers the right under an award agreement to grant, cancel or suspend awards to employees who are not directors or officers of the Company.

Amendments

The Board of Directors may at any time terminate, alter, amend or suspend the LTIP as it will deem advisable, and, subject to certain limitations in the plan, the Board may amend outstanding awards under the LTIP in any manner as it will deem advisable in its sole discretion, subject to any requirement for shareholder approval imposed by applicable law, including the rules and regulations of Nasdaq and the Toronto Stock Exchange, provided that the Board may not amend the LTIP in any manner that would result in noncompliance with Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended and, provided further, that the Board may not amend the LTIP in any way that materially impairs the rights of a participant under any award previously granted without the participant’s consent. Without limiting the generality of the foregoing, the Board of Directors may make the following amendments to the LTIP without obtaining shareholder approval: (a) amendments to the terms and conditions of the LTIP necessary to ensure that the LTIP complies with the applicable regulatory requirements, including, without limitation, the rules of Nasdaq and the Toronto Stock Exchange, the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and applicable tax laws and regulations; (b) amendments to the provisions of the LTIP respecting administration of the LTIP and eligibility for participation under the LTIP; (c) amendments to the provisions of the LTIP respecting the terms and conditions on which awards may be granted pursuant to the LTIP, including the provisions relating to the exercise price, the term and the vesting schedule; and (d) amendments to the LTIP that are of a “housekeeping” nature. Notwithstanding the foregoing, the LTIP provides that no action may be taken by the Board of Directors (except those described earlier under the heading “Adjustments”) without the approval of the shareholders if the amendment would (a) increase the number of shares that may be the subject of awards under the LTIP, (b) expand the types of awards available under the LTIP, (c) materially expand the class of persons eligible to participate in the LTIP, (d) amend the provision of the LTIP that prohibits re-pricing of options, (e) increase the maximum permissible term of any option beyond 7 years, (f) increase the term or reduce the exercise price of any award granted to any participant beyond its original expiry or exercise price, (g) amend any of the Code Section 162(m) provisions of the LTIP or any provision establishing limitations on grants to individual participants, (h) amend the provision of the LTIP that prohibits the transfer of awards other than by will or the laws of descent and distribution, or (i) amend the provision of the LTIP regarding amendments. In addition, no amendments to, or termination of, the LTIP will in any way materially impair the rights of a holder of an outstanding award without the consent of such holder.

Award Agreements

The specific terms of any awards, including such items as vesting periods and treatment of the award upon a change of control or termination of employment, will be determined by the Compensation Committee and set forth in the applicable award agreement.

U.S. Federal Income Tax Consequences

The following discussion is intended only as a summary of the U.S. federal income tax consequences of equity awards under the LTIP granted to participants resident in or other wise subject to U.S. federal income tax. The summary is based on current U.S. federal income tax law, and does not purport to be a complete enumeration or analysis of all potential tax effects relevant to recipients of such awards in the United States, Canada or elsewhere.

A participant to whom a nonqualified stock option is granted will recognize no income at the time of the grant. When the participant exercises a nonqualified stock option, he or she will generally recognize ordinary income equal to the excess, if any, of the fair market value of the common shares received at such time over the exercise price.

A participant to whom an incentive stock option which qualifies under Section 422 of the Internal Revenue Code is granted will generally recognize no income at the time of grant or at the time of exercise. When a participant sells the common shares received upon exercise of an incentive stock option (more than one year after exercise and more than two years after the date of grant of such incentive stock option), he or she will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale price of such shares at such time and the exercise price. If the participant does not hold such shares for either period, when he or she sells such shares (a “disqualifying disposition”) he or she will recognize ordinary compensation income equal to the lesser of (i) the excess, if any, of the fair market value of such shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the sale price over the exercise price. Any other gain or loss on such sale (in addition to the ordinary income mentioned above), will normally be capital gain or loss. In order to obtain incentive stock option treatment for federal income tax purposes, the participant (A) must be an employee of the Company, a subsidiary, or affiliate continuously from the date of grant until any termination of employment and (B) in the event of such a termination, must generally exercise an incentive stock option within three months after such termination (except in the case of death or disability).

The grant of stock appreciation rights will normally not result in taxable income to the participant. At the time of exercise, the participant will normally recognize ordinary compensation income in an amount equal to the cash and the fair market value of the common shares he or she receives in settlement of his or her stock appreciation rights.

A participant who receives common shares pursuant to a restricted stock award will not recognize any taxable income upon the receipt of such award, but will recognize taxable compensation income at the time the applicable restriction period lapses, in an amount equal to the fair market value of such shares at such time, unless the participant has made an election to recognize taxable compensation at the time of receipt of the award. Dividends paid prior to the vesting of a restricted stock award will be included as compensation for federal income tax purposes when received, unless the participant has made an election to recognize taxable compensation at the time of receipt of the award, in which case the dividends will be taxable as dividends for federal income tax purposes.

A participant to whom a restricted stock unit or performance grant award is made will recognize no taxable income at the time such award is made. The participant will recognize taxable income, however, at the time cash, common shares or other Company securities or property is paid to him or her pursuant to such award, and the amount of such income will be the amount of such cash and the fair market value at such time of such shares, securities or property. Any income equivalents paid to a recipient with respect to his or her performance grant award will generally be regarded for federal income tax purposes as compensation.

Any compensation includable in the gross income of a recipient who is an employee will be subject to appropriate federal income tax withholding.

The company for which a participant is performing services will generally be allowed to deduct amounts that are includable in the income of the participant as ordinary compensation income at the time such amounts are so includable, provided that the amounts qualify as reasonable compensation for personal services actually rendered. However, in the case of compensation that is not eligible for the performance-based exemption under

Section 162(m) of the Internal Revenue Code, compensation payable pursuant to the LTIP to the Company’s chief executive officer or any of the three other most highly paid executive officers, other than the chief financial officer, may not be deductible under Section 162(m) of the Internal Revenue Code to the extent such executive officer’s annual compensation exceeds $1 million.

Equity Compensation Plan Information

The following table gives information, as of December 31, 2008, about our common shares that may be issued upon the exercise of options and other equity awards under all compensation plans under which equity securities are reserved for issuance, being the Option Plan, the SXC Health Solutions Corp. 2007 Employee Stock Purchase Plan, and the Amended and Restated 2000 Restricted Stock Grant Plan, which plan was formerly the National Medical Health Card Systems, Inc. 2000 Restricted Stock Grant Plan (the “NMHC Plan”). Following the completion of the Company’s acquisition of NMHC in April 2008, SXC adopted the NMHC Plan for the limited purpose of granting to certain executives of NMHC who agreed to continue their employment with SXC subsequent to the acquisition an aggregate of 51,000 restricted stock units (“RSUs”) pursuant to section 613(c) of the TSX Company Manual. Upon TSX approval of SXC’s adoption of the NMHC Plan for this purpose, on September 16, 2008 51,000 RSUs were granted to NMHC executives. These RSUs vest in one-fourth increments on each grant date anniversary. No additional securities are available for grant pursuant to the NMHC Plan.

				Number of Securities
				Remaining Available
				for Future Issuance
	Number of Securities to be	Weighted-Average		Under Equity
	Issued upon Exercise of	Exercise Price of		Compensation Plans
	Outstanding Options,	Outstanding Options,		(Excluding Securities
	Warrants and Rights	Warrants and Rights		Reflected in Column (a))
Plan Category	(a)	(b)		(c)

Equity compensation plan approved by security holders — Amended and Restated Stock Option Plan	2,093,194	$12.51	(1)	58,261
Equity compensation plan approved by security holders — 2007 Employee Stock Purchase Plan	Nil	Nil		97,614	(2)
Equity compensation plans not approved by security holders(3)(4)	51,000	Nil		Nil
Total	2,144,194	$—		155,875

(1)	At December 31, 2008, the Company had outstanding 1,134,394 options denominated in Canadian dollars with a weighted average exercise price of C$10.44, or US$8.58 (using an exchange rate as of December 31, 2008 of 1.2168). The remaining 958,800 options are denominated in U.S. dollars with a weighted average exercise price of $17.17.

(2)	On March 11, 2009, the Employee Stock Purchase Plan was amended to provide that all shares available thereunder would be acquired solely on the open market and there would be no further new issuances of shares.

(3)	Represents 51,000 restricted stock units (“RSUs”) granted to ten former NMHC employees on September 16, 2008, issued under the NMHC Plan.

(4)	Excludes 126,749 RSUs assumed by the Company in connection with the acquisition of NMHC that were granted by NMHC prior to the acquisition.

The approval of the LTIP requires the affirmative vote of a majority of the votes cast by the holders of common shares present or represented by proxy at the meeting (provided that a quorum is present). Broker non-votes will have no effect on the outcome.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE LTIP.

3.	Appointment of Independent Registered Public Accountants

On June 23, 2008, the Audit Committee of the Board of Directors appointed the United States firm of KPMG LLP (“KPMG US”) as the Company’s independent registered public accountant for the 2008 fiscal year. Because SXC ceased to be a “foreign private issuer” earlier in 2008 and is filing reports with the U.S. Securities and Exchange Commission (the “SEC”) in accordance with United States generally accepted accounting principles, the Audit Committee believed a change from the Canadian firm of KPMG LLP, Chartered Accountants (“KPMG Canada” and, together with KPMG US, “KPMG LLP”) to KPMG US was appropriate.

In connection with this action, on June 23, 2008, the Audit Committee accepted the resignation of KPMG Canada as its independent auditor for the fiscal year that commenced January 1, 2008. The audit reports of KPMG Canada on the consolidated financial statements of the Company as of and for the years ended December 31, 2007 and 2006 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. The audit report of KPMG Canada on the effectiveness of internal control over financial reporting as of December 31, 2007 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. KPMG Canada’s report on the consolidated financial statements of the Company as of and for the years ended December 31, 2007 and 2006 contained a separate paragraph stating that, “As discussed in Note 2(t) to the consolidated financial statements, the Company changed its method of accounting for income tax uncertainties in 2007.”

During SXC’s two fiscal years ended December 31, 2007 and 2006, and in the interim period from January 1, 2008 through June 23, 2008, there were no disagreements with KPMG Canada on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG Canada, would have caused it to make reference thereto in their report of the financial statements for those years. Additionally, during this time frame there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K promulgated under the Securities Exchange Act of 1934 (“Regulation S-K”).

During the years ended December 31, 2007 and 2006 and for the period beginning January 1, 2008 and ending June 23, 2008 (the date KPMG US was appointed), neither SXC nor the Audit Committee consulted KPMG US with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or any other matters or reportable events as defined in Items 304(a)(2)(i) and (ii) of Regulation S-K.

KPMG US are the current auditors of the Company. At the Meeting, holders of the common shares will be requested to appoint KPMG US as the independent registered public accountants of the Company to hold office until the next annual meeting of shareholders or until a successor is appointed and to authorize the Board to fix their remuneration. We expect that representatives of KPMG US will attend the meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions. KPMG Canada served as the Company’s auditors from 1995 until KPMG US was appointed as the Company’s auditors on June 23, 2008.

In addition to retaining KPMG LLP to audit our financial statements, we engage them from time to time to perform other services. The table below shows the total fees billed by KPMG LLP for their services to us in 2008 and 2007:

Fee Type	2008	2007

Audit Fees(1)	$1,486,000	$869,000
Audit Related Fees(2)	302,000	459,000
Tax Fees(3)	—	—
All other fees	—	4,000

Total	$1,788,000	$1,332,000

(1)	Audit fees consist of fees for professional services rendered for the audit of the Company’s annual consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings. Audit fees also include fees for professional services rendered for the audits of the effectiveness of internal control over financial reporting during fiscal 2008 and 2007.

(2)	Advice with respect to internal controls over financial reporting of the Company, the acquisition of NMHC and other matters.

(3)	Tax fees consist of fees for professional services rendered for preparation and filing of tax returns.

The Audit Committee has determined that the provision of the non-audit services described above is compatible with maintaining the independence of KPMG LLP.

The Audit Committee has adopted a policy requiring pre-approval by the Audit Committee of all services (audit and non-audit) to be provided to us by our independent registered public accounting firm. In accordance with that policy, the Audit Committee has given its pre-approval for the provision of all audit services performed by the United States firm of KPMG LLP for 2009. All other services must be specifically pre-approved by the Audit Committee or by a member of the Audit Committee to whom the authority to pre-approve the provision of services has been delegated.

The Board of Directors and the Audit Committee recommend a vote “for” the appointment of the United States firm of KPMG LLP as independent registered public accountants of the Company until the next annual meeting of shareholders or until a successor is appointed. In the absence of a contrary instruction, the persons designated in the enclosed form of proxy intend to vote FOR the appointment of the United States firm of KPMG LLP as independent registered public accountants of the Company to hold office until the next annual meeting of shareholders or until a successor is appointed.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Audit Committee consists of three independent directors. Its duties and responsibilities are set forth in a written charter that is available on www.sxc.com.

In the course of fulfilling its responsibilities during fiscal year 2008, the Audit Committee has:

•	reviewed and discussed with management the audited financial statements for the year ended December 31, 2008;

•	discussed with representatives of the Independent Auditor the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended;

•	received the written disclosures and the letter from the Independent Auditor required by applicable requirements of the Public Company Accounting Oversight Board regarding the Independent Auditor’s communications with the Audit Committee concerning independence; and

•	discussed with the Independent Auditor its independence from the Company and management.

Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

AUDIT COMMITTEE
Philip R. Reddon, Chair
William J. Davis
Curtis J. Thorne

4.	Other Matters

The Company knows of no other matters to be submitted to the shareholders at the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the common shares they represent in accordance with their judgment on such matters.

EXECUTIVE OFFICERS

Our executive officers, and their ages and positions are:

Name	Age	Office and Position Held

Mark A. Thierer	49	President and Chief Executive Officer
Jeffrey Park	37	Executive Vice President, and Chief Financial Officer
John Romza	53	Executive Vice President, Research and Development and Chief Technology Officer
Mike Bennof	45	Executive Vice President, Healthcare Information Technology
B. Greg Buscetto	47	Executive Vice President and General Manager, informedRx
Clifford Berman	49	Senior Vice President, General Counsel and Corporate Secretary

Mark A. Thierer, 49, has served as our President and Chief Executive Officer since June 30, 2008. Information about Mr. Thierer’s tenure with us and his business experience is presented above under “Matters to be Acted Upon at the Meeting — Election of Directors.”

Jeffrey Park, 37, has served as our Chief Financial Officer since March, 2006. Prior to his appointment, Mr. Park was a member of our board of directors and was Senior Vice President of Covington Capital Corporation, a private equity venture capital firm. Mr. Park, a Chartered Accountant, joined Covington in 1998. Prior to Covington, Mr. Park worked for IBM in several areas of their Global Services Organization.

John Romza, 53, has served as our Chief Technology Officer and Executive Vice President of Research and Development since June 2007. Mr. Romza is responsible for the software development, technical infrastructure, and operation activities of our processing centers. Mr. Romza has over 25 years of overall software development experience and 20 years of experience in developing software products for the pharmacy industry. Mr. Romza joined us as a result of our acquisition of ComCoTec in 2001, where he was Vice President, Research and Development.

Mike Bennof, 45, has served as our Executive Vice President of Healthcare Information Technology since June, 2007.  Mr. Bennof is responsible for executive management and growth of our systems integration and consulting business areas. He is responsible for operations of major accounts including government programs such as Medicare, Medicaid and provincial drug plans in Canada. Mr. Bennof has 18 years in the software and high-technology industries including prior positions with Computer Data Systems Inc. and Decision Systems Technologies, Inc. Mr. Bennof joined us in March, 1999.

B. Greg Buscetto, 47, has served as our Executive Vice President and General Manager of informedRx since November, 2007. Mr. Buscetto is responsible for the day-to-day operations and expansion of SXC’s PBM business. Greg has more than twenty years of PBM and technology industry experience and joined the Company from ProCareRx where he was Executive Vice President and Chief Operating Officer from January 2001 to November 2007. Greg helped lead ProCareRx’s transition from a claims processor to a full service PBM. Prior to ProCareRx, Mr. Buscetto was Vice President of Sales and Marketing, Domestic and International, at Magnitude Information Systems, Inc., an enterprise application software company in the ergonomics and productivity arena.

Clifford Berman, 49, has served as our Senior Vice President, General Counsel and Corporate Secretary since March, 2008. Prior to joining SXC, he served as Division Counsel, Legal Regulatory and Compliance for Abbott Laboratories. Mr. Berman joined Abbott Laboratories in 2002. Prior to Abbott Laboratories, Mr. Berman worked for four years at Allscripts, where he served as SVP, General Counsel, and Chief Privacy Officer. Earlier in Mr. Berman’s career he also held a number of positions over an eight year period with Caremark, Inc., including Vice President, Legal Services.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

In this Compensation Discussion and Analysis, we address the compensation objectives, policies and practices relating to the 2008 compensation paid or awarded to our Named Executive Officers, or NEOs. Our Named Executive Officers for 2008 were Messrs. Glenn, Thierer, Park, Romza, Bennof and Buscetto. As noted previously, Mr. Glenn resigned from his position as CEO and Mr. Thierer was appointed President and CEO, effective as of June 30, 2008. Mr. Glenn remained Chairman of the Board of Directors until December 31, 2008, at which time he resigned from the Board. The terms “we”, “our”, and “the company” refer to SXC and not to the Compensation Committee.

Compensation Philosophy and Objectives

The overall compensation program for salaried employees has been designed and is administered to ensure that employee compensation promotes superior job performance and the achievement of business objectives. There are three main objectives of our executive compensation program: first, the maximization of shareholder value over the long term; second, to attract and retain highly qualified executives to ensure that the long-term financial objectives of the Company are met; and third, to provide incentives and reward each executive for his or her contributions to the Company. In particular, the goals of our executive compensation program are to reward past performance, to provide incentives for future performance, and to align executives’ long-term interests with those of investors. The Compensation Committee believes that these objectives can best be accomplished by an executive compensation program that reflects the following four principles:

•	Base salaries should be sufficient to attract and retain qualified management talent, without exceeding competitive practices at similar companies in the healthcare information technology market;

•	Bonus and incentive programs should provide opportunity for significant increases in compensation, based on meeting or exceeding pre-determined company and individual performance targets;

•	A substantial portion of total long-term compensation should reflect performance on behalf of the Company’s shareholders, as measured by increases in the value of the Company stock; and

•	Compensation should be weighted to reflect the performance of the Company compared to its stated goals and relative to selected competitors, taking into consideration, metrics such as, but not limited to, sales growth, margins and earnings per share growth.

Role of Executives in Determining Compensation

The CEO annually reviews the performance of all NEOs based on performance objectives determined by the CEO. The performance objectives are based upon individual performance, business unit financial performance and overall Company financial performance and are approved by the Compensation Committee. The CEO prepares a self-assessment of himself and an assessment of all other NEOs and provides a recommendation regarding base pay increases, incentive compensation awards, and stock option awards. The recommendations submitted by the CEO are reviewed by the Compensation Committee. The Compensation Committee evaluates performance against the performance objectives and solicits feedback from the full board as it relates to the individual measures. The determination of compensation actions for all NEOs involves thorough processes that include Compensation Committee review and approval of compensation program design and practices, and in depth discussions between the CEO and the Compensation Committee with respect to each NEO’s performance. The recommendations submitted by the CEO are reviewed by the Compensation Committee and, based on such reviews, the Compensation Committee provides recommendations to the CEO for revisions. The Compensation Committee determines the compensation program for all NEOs.

The executive compensation program for these individuals is designed to reward performance as measured against financial objectives and individual performance objectives. These financial performance factors are based upon the Company’s performance in three sub-sectors — Health Care IT, PBM and Retail Pharmacy. Thirty-five percent of the bonus opportunity that Messrs. Glenn, Thierer and Park were granted was based on the Company’s performance in each of these sub-sectors compared to the Company’s internal financial budget. An additional 35% of the remaining bonus opportunity was based on the Company’s performance in each of these sub-sectors compared to the performance of members of the peer group that operate in each of these sub-sectors. The remaining 30% was based on individual factors. The Compensation Committee approves the total compensation package for each of the NEOs.

Peer Group Information

The CEO and the Compensation Committee use market data of the peer group as a guide to ensure we are competitive in the market place and to help us attract, retain, motivate and increase long-term shareholder value to SXC. The peer group was determined by our CEO. Companies included in the peer group were selected based on a number of factors, including industry, number of employees, market capitalization, and product and services offerings. The Compensation Committee considers the list prepared by the CEO and assesses the information provided and determines if any modifications or amendments are needed to the peer group for compensation and performance comparisons purposes. The peer group consisted of five healthcare information technology companies and five Pharmacy Benefit Management companies (PBMs). While many of these organizations are significantly larger than SXC, they were included in the review because they provide industry benchmarks.

The Compensation Committee believes the companies below to be an appropriate peer group.

Peer Group for Fiscal 2008

Allscripts	Healthcare IT	Caremark	Pharmacy Benefit Managers
Cermer Corp	Healthcare IT	Express Scripts	Pharmacy Benefit Managers
Eclipsys	Healthcare IT	Catalyst Health Solutions, Inc.	Pharmacy Benefit Managers
HLTH Corp	Healthcare IT	BioScrip Inc	Pharmacy Benefit Managers
McKesson	Healthcare IT	Medco	Pharmacy Benefit Managers

We reviewed our relative position among the companies included in the peer group with respect to market capitalization, revenue, net income, employees, and earnings per share.

In recommending the compensation package for our NEOs, the CEO prepares competitive market data based upon public records of members of our peer group. The competitive market data is one factor used in determining recommendations for the other NEOs. In making recommendations, the CEO considers, among other factors, the Company’s ability to replace the individual in the event of the executive’s departure, size of the organization under the executive’s control including the number of employees, revenue and profitability under the executive’s control, the amount received by others in relatively similar positions, and title. The competitive market data is used as a guide for compensation decisions and the CEO and the Compensation Committee do not target compensation at any particular point against the peer group.

Elements of Compensation and Rationale for Pay Mix

A variety of compensation elements are used to achieve the Company’s goals, including base salary, annual incentive compensation awards and stock option awards, all of which are discussed below. The Compensation Committee relies on its yearly assessment of the performance and business judgment of the CEO, and, in turn, upon the CEO’s assessment regarding the individual performance of the other NEOs and each NEO’s impact on the Company’s overall financial performance, to determine the amount and types of compensation awarded to executives. Factors influencing the Compensation Committee’s assessment include:

•	Our analyses of competitive compensation practices;

•	The Committee’s subjective evaluation of the CEO and other NEOs;

•	The Company’s actual financial performance compared to plan and the role the individual executive played and contribution, such as sales growth, margin, operating expenses and customer satisfaction;

•	Operational management, such as project milestones and process improvements;

•	The NEO’s effectiveness in implementing and delivering the Company’s operational and strategic goals established for the NEO at or around the beginning of the fiscal year;

•	The level of the NEO’s responsibilities within the Company, along with the NEO’s individual expertise, skills and knowledge;

•	Leadership, including developing and motivating employees, collaborating within SXC, attracting and retaining employees and personal development; and

•	Labor market conditions, the need to retain and motivate, the potential to assume increased responsibilities and the long-term value to SXC.

We do not have a pre-defined framework that determines which of these factors may be more or less important, and the emphasis placed on specific factors may vary among the executive officers. Ultimately, it is the Committee’s judgment of these factors along with competitive market data from our peer group that form the basis for approving the total compensation package for each NEO. In determining total compensation packages for the Company’s executives, the Compensation Committee considers each executive’s current salary and previous year’s bonus and the need to establish a balance between incentives for long-term and short-term performance.

Base Salaries

The Compensation Committee annually reviews the base salaries of the NEOs, including the CEO, and considers increases based on Company profitability, competitive salaries, position, responsibility and individual qualifications and performance. A component of this review is a comparison of current salaries against those reported for comparable positions in the Company’s peer group. The Compensation Committee also factors in internal salary levels within the Company, both with respect to other executive officers and senior employees. Base salaries may be adjusted at the Committee’s discretion when competitive data indicate a significant market lag or in recognition of outstanding individual performance or an increase in the executive’s functional responsibilities.

The salaries that the Company paid to Messrs, Glenn, Thierer, Park, Romza, Bennof and Buscetto during fiscal 2008 are shown in the “2008 Summary Compensation Table.” Please see “— Compensation Paid to Our NEOs in 2008” for a discussion of the annual salary paid to each of our NEOs.

Annual Bonus

Executives and certain other key personnel are eligible for cash bonuses after the end of each fiscal year. The bonus program is approved by the Compensation Committee. The Board of Directors, upon the recommendation of the Compensation Committee, determines the bonus for the CEO. The CEO’s bonus is based on the Company’s overall performance and financial results, including its achievement of goals pertaining to revenue growth, Adjusted EBITDA margin%, and EPS growth, relative performance of the Company to competitors, as well as certain individual goals. These factors are weighted and then the Company’s and the CEO’s fulfillment of these goals are evaluated. Bonuses for other executive officers are recommended by the CEO and then submitted to the Compensation Committee for its approval. The bonuses for the other NEOs are based on similar company-wide criteria as those used for the CEO, although individualized goals are customized. In making its final determinations, the Compensation Committee determines how each NEO contributed to the Company’s achievement of its goals as well as each NEO’s fulfillment of his individual goals.

The CEO’s bonus opportunity is based on the achievement of (i) the Company’s financial performance factors, which represents 70% of the CEO’s bonus opportunity, and (ii) individual performance factors, which represents 30% of the CEO’s bonus opportunity. The Company’s financial performance factors are based upon the Company’s performance in three sub-sectors — Health Care IT, PBM and Retail Pharmacy. Half of the financial performance bonus opportunity is based on the Company’s performance in each of these sub-sectors compared to the Company’s internal financial target. The remaining bonus opportunity is based on the Company’s performance in each of these sub-sectors compared to the performance of members of the peer group that operate in each of these sub-sectors.

		Company	Peer Group	Target	Maximum @
		Performance	Performance	@ 100% of	200% of
CEO Measures	Weight	Weighting	Weighting	Base	Base

Individual Performance	30%			$127,500	$255,000
Financial Performance Factors —	70%
HealthCare IT				$119,000	$238,000
Revenue Growth		4.0%	4.0%
Adj EBITDA Margin		4.0%	4.0%
EPS Growth		12.0%	12.0%
PBM				$148,750	$297,500
Revenue Growth		18.75%	18.75%
Adj EBITDA Margin		1.25%	1.25%
EPS Growth		5.0%	5.0%
Retail Pharmacy				$29,750	$59,500
Revenue Growth		4.0%	—
Adj EBITDA Margin		6.0%	—

	100%	55.0%	45.0%	$425,000	$850,000

The financial targets for the year were based on achievement of revenue, adjusted EBITDA and EPS targets outlined below, as well as the relative performance of the company’s year over year growth compared to the peer groups.

On May 1, 2008 the Company completed the acquisition of National Medical Health Card Systems Inc. The Compensation Committee changed the Company’s original financial targets for the year as outlined below to accommodate the significant improvement in revenue and adjusted EBITDA targets.

The financial targets for the consolidated operations were (in millions except for fully diluted EPS):

				Actual
	Range	Range		Ratio to	Actual	Peer Group %
	Low	High	Actual	High Range	Y-Y Growth	PBM	HCIT

PBM Revenue		$508.5	$771.8	152.0%	7,519.0%	15.7%
HCIT & Retail Pharmacy Revenue		$91.5	$91.1	99.6%	7.12%		17.6%
Total Revenue	$545.0	$600.0	$862.9	143.8%	826.8%
Total Gross Profit	$106.0	$114.0	$115.5	101.3%	115.5%
Total Adj EBITDA	$35.0	$39.0	$42.5	109.0%	98.6%
Total Adj.EBITDA Margin	4.2%	4.5%	4.9%			4.1%	12.7%
EPS (fully diluted)	$0.41	$0.51	$0.65	127.5%	6.6%	47.3%	43.6%

Due to consolidation in the industry there are no longer public comparables for the retail pharmacy segment.

The CFO is evaluated using the same two principal components and formula as the CEO, noted above, except that the CFO has a target bonus of 80% of his base salary and a maximum bonus of 150% of his base salary.

The other three NEOs cash incentive compensation is based upon: i) achievement of individual objectives (50%); and ii) the individual’s contributions to the Company’s achievement of its revenue and adjusted EBITDA targets (50%). The achievement of the Company’s revenue and adjusted EBITDA targets are each weighted equally in evaluating the individual’s contribution to the Company’s achievement of such targets.

Adjusted EBITDA is a non-GAAP measure that management believes is a useful supplemental measure of operating performance prior to net interest income (expense), income taxes, depreciation, amortization, stock-based compensation, and certain other one-time charges. Management believes it is useful to exclude depreciation, amortization and net interest income (expense) as these are essentially fixed amounts that cannot be influenced by management in the short term. In addition, management believes it is useful to exclude stock-based compensation as this is not a cash expense. Lastly, certain other one-time charges (including losses on disposals of capital assets) are excluded as these are not considered to be recurring items.

The Company did achieve individual and maximum financial performance objectives in 2008 and, therefore, the payouts made to the NEOs under our annual bonus plan for 2008 are outlined in “Compensation Paid to our NEOs in 2008.” The Company significantly exceeded all targets for the PBM business (both compared to the Company’s internal targets and as compared with peers), including revenue, revenue growth and adjusted EBITDA margin. With respect to the HCIT business, the Company generally exceeded the Company’s internal targets but trailed the growth rate of the Company’s peers. With respect to the Company’s EPS, the Company again exceeded internal targets but trailed the growth rate of the Company’s peers (in large part due to amortization expense from the NMHC transaction). In weighing all of these results, the excellent performance of the PBM business resulted in the achievement of maximum potential bonus pay-outs. Moreover, individual objectives for the NEOs included the integration of NMHC, leadership, the ability to attract, retain and build high performance teams and operational improvements in the Company to support the growth in operations. As further described in “Compensation Paid to our NEOs in 2008,” the CEO bonus calculated to the maximum of 200% of base pay; however, because the Board of Directors believed that the acquisition of NMHC distorted certain financial targets, the Board exercised its discretion to reduce the payout to 150% of base pay. Similarly, the CFO bonus calculated to the maximum of 150% of base pay; however, the Board of Directors exercised its discretion to reduce the award to a 125% payout. Mr. Romza, Mr. Bennof and Mr. Buscetto also achieved individual and financial performance goals and therefore received payouts under the 2008 annual bonus plan as outlined in “Compensation Paid to NEOs in 2008.” Pursuant to the terms of the terms of a Separation Agreement and General Release that Mr. Glenn entered into in connection with his resignation from the Company, Mr. Glenn received a prorated incentive compensation bonus of $150,000 for 2008, which represents the prorated portion of his 2008 bonus using the average of his last 2 years bonus achievement, as outlined in his employment agreement.

Executive Incentive Grants

The Compensation Committee believes that stock ownership and the amount or level of ownership by the Company’s NEOs is an important link to motivate the NEOs by the potential appreciation in our stock price. The Compensation Committee has historically awarded stock options because of its belief that stock options have the strongest tie to stock price performance and, therefore, such awards align the interests of the Company’s NEOs with those of our shareholders. The Compensation Committee does not have formal stock ownership guidelines, except to ensure that NEOs maintain meaningful equity stakes in the Company. All option awards are made pursuant to the provisions of an incentive stock option plan (the “Stock Option Plan”) approved by the Company’s shareholders. Performance-based awards are generally determined in conjunction with the annual performance review process, which occurs in February and March of each year concurrently with the compilation of Corporate performance data. Each individual has a performance plan comprised of both individual and financial objectives, which are weighted during the review process. The assessments prepared by the CEO are used to determine any incentive compensation equity awards and to support any recommendations for options grants. The Compensation Committee reviews the assessments and options are awarded on a discretionary basis.

Options grants may be awarded on a discretionary basis in conjunction with a significant promotion, such as to an executive level position, or as a retention strategy. In both cases, the intention is both to reward the individual’s contributions to date and to solidify the individual’s commitment as a key leader/owner of the organization. Options grants may also be distributed as part of a specific recruitment strategy, specifically to provide competitive total compensation packages for individuals who will fill key senior level positions in the Company. The number of options granted will vary based on the targeted total compensation package.

The compensation committee reviewed the current equity incentive grant program in 2008, and to ensure the company retains the ability to adequately attract retain and align the company to shareholders interest the company is proposing to shareholders a long term incentive plan which will allow for a maximum dilution of 1,070,000 options or 597,765 full-value equity incentives such as restricted stock units as outlined in the terms of the plan documents.

Employment Agreements and Post-Termination Compensation

The Company enters into employment agreements with executives to attract, retain and motivate superior employees for key positions. The terms of the employment agreements are based upon our analysis of competitive compensation practices and our ability to attract these individuals.

The Company has or has had employment agreements with each of the NEOs (Mr. Glenn, Mr. Thierer, Mr. Park, Mr. Romza, Mr. Bennof and Mr. Buscetto. The employment agreements provide for a certain level of severance payments under various scenarios, including termination by the Company without cause, resignation by the NEO for good reason, and change of control. In return, each executive agrees to certain provisions, including non-competition and non-solicitation of customers or employees for a specified period of time post-employment. The Company provides severance benefits under the employment agreement because many of the companies with which we compete for executive talent provide similar benefits and these benefits are therefore necessary for retention and recruitment purposes and the Company believes that these employment agreements serve to document a clear understanding between the Company and the NEO regarding the terms and conditions of the Executive’s employment with the Company, as well as the rights and obligations of each party if the employment relationship ends for any reason. The employment agreements generally provide additional protection to the NEOs in the event of a change of control, including vesting of options and additional severance benefits. In the case of Messrs. Romza, Bennof and Buscetto, the severance benefits following a change of control are payable only upon a so-called “double trigger.” This means that severance benefits are triggered within 12 months after the change of control only when the NEO is not offered or retained in his current or a comparable position with comparable compensation within that period. In the case of Messrs. Thierer and Park, the severance benefits following a change of control are payable if the NEO’s employment is terminated for any reason or by the NEO within that period. By providing such protection to the NEOs, the Company believes it will enable these executives to focus on their duties without distraction in the face of a possible or an actual change of control, and will ensure that our senior executives are motivated to negotiate the best merger or acquisition consideration for the Company’s shareholders. Please see the “Employment Agreements” and “Potential Payments upon Termination or Change of Control” sections in this proxy circular and proxy statement for a description and amounts of the severance benefits to be paid following each NEO’s termination of employment.

In 2008, the Company entered into new employment agreements with Messrs. Thierer, Park, Romza, Bennof and Buscetto and, in connection with Mr. Glenn’s departure as CEO, terminated his existing employment agreement and entered into a Separation Agreement and General Release (the “Separation Agreement”).

In 2008 the compensation committee engaged an external consultant, The Hay Group, to review the market compensation for the CEO and CFO. The review included the analysis of all aspects of the compensation arrangements for such persons, including base salary, annual bonus, equity-based grants and post-termination compensation. The review considered competitors and similarly sized businesses to the Company based on a proprietary database of companies (which was not shared with the compensation committee) and specifically utilized the Hay Guide Chart-Profile method of job evaluation. The Hay Guide Chart-Profile method of job evaluation is a widely used job evaluation system utilized by more than 4,000 profit and nonprofit organizations in over 30 countries. The methodology is based on an evaluation of the following three factors: know-how, problem solving and accountability. The review included an assessment of the complexity of these roles which operate in diverse business segments and within multiple regulatory and legislative environments. As compared with the peer companies, The Hay Group reported that the base salary plus target bonus opportunity represent approximately 86% and 97% of the competitive median for the CEO and CFO, respectively. The report showed that the Company’s mix of salary and bonus provides a greater emphasis on pay for performance, allowing the Company to tie more of the cash compensation for the CEO and CFO to actual Company performance. As a result of this assessment, the compensation committee determined it would be appropriate to amend the employment agreements for the CEO and CFO to more closely align their compensation with the competitive median and, in so doing, the compensation committee approved an increase in the base compensation for the CEO and CFO, as well as additional equity awards for both the CEO and CFO.

Please see the narrative following the Summary Compensation Table for a description of the material terms of each NEO’s existing employment agreement.

Retirement Plans

The Company provides a 401(k) plan to its employees, including the NEOs. The Company’s NEOs participate on the same terms as all other eligible Company employees. The Company matches 50% of the first 5% of eligible earnings contributed by an employee to his or her account under the plan. The Company does not maintain any defined benefit retirement plans.

Perquisites

The Company provides NEOs with perquisites that the Company and the Compensation Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract, retain and motivate superior employees for key positions. The Compensation Committee periodically reviews the levels of perquisites provided to its NEOs. Perquisites include the following:

Automobile Allowance — In 2008 the Company provided Mr. Thierer an annual automobile allowance of $7,250 and each of its other NEOs with an annual automobile allowance of $6,000.

Payment of Health Insurance Premiums — The Company provided Mr. Glenn with company-paid health and dental insurance for himself and his selected covered dependents. The value of the premiums for 2008 is equal to $12,357; however, since the Company typically covers 75% of the premiums for its employees, the incremental benefit to Mr. Glenn is $3,089. Pursuant to the terms of Mr. Glenn’s Separation Agreement, the Company agreed to provide for the payment of health insurance premiums for a health insurance policy for the benefit of Mr. Glenn, his spouse and his dependents, with substantially the same benefits as for other full-time executives of the Company, until Mr. Glenn is eligible for Medicare benefits.

Executive Group Life — As a supplement to the standard life insurance policy provided to all of the Company’s employees, the Company provided each of the NEOs with $1 million in executive group and voluntary life insurance policies.

Deferred Compensation Plan

Effective as of January 1, 2009, the Company established a deferred compensation plan (the “Deferred Compensation Plan”) for the purpose of providing certain employees an opportunity to defer compensation on a pre-tax basis. Employees eligible to participate in the Deferred Compensation Plan will be selected in the sole discretion of a Plan Committee appointed by the Board of Directors of the Company.

Eligible employees who elect to participate in the Deferred Compensation Plan may defer up to 100% of annual base salary and up to 100% of incentive compensation and other compensation, fees and retainers. Participants in the Deferred Compensation Plan may make an investment preference election with the Plan Committee to express their investment category preferences in which their deferrals will be invested.

The Plan Committee will establish and maintain an elective deferral account and an employer award account for each participant. The participant’s deferrals will be credited to the elective deferral account, and employer awards, which represent a specified percentage of each participant’s base salary for the plan year, will be granted by the Plan Committee each year and credited to each participant’s employer award account.

Each plan year’s deferral balance may have a separate distribution schedule determined by the Deferred Compensation Plan participant. Distributions are taxable as ordinary income when received. Deferred Compensation Plan participants may elect to receive a plan year deferral balance at a specified future date while employed (scheduled in-service withdrawal) and/or at termination, as defined in the Deferred Compensation Plan.

The Company provides this benefit because the Compensation Committee wishes to permit certain highly compensated employees to defer the obligation to pay taxes on certain elements of the compensation that they are entitled to receive. The Deferred Compensation Plan permits them to do this while also receiving a market-based return on deferred amounts. The Company believes that provision of this benefit is important as a retention and recruitment tool as many of the companies with which the Company competes for executive talent provide a similar plan to their senior employees.

Deductibility of Executive Compensation

Under Internal Revenue Code Sections 162(m), a company generally may not deduct compensation in excess of $1,000,000 paid to “covered employees” under Section 162(m). However, “performance-based compensation” is exempt from the deduction limit if certain requirements are met. The structure of SXC’s executive compensation program has not historically given rise to Section 162(m) concerns. The Compensation Committee recognizes the desirability of preserving the deductibility of payments made to the NEOs and will continue to assess the impact of Section 162(m) on its compensation practices. However, the Compensation Committee believes that it must maintain flexibility in its approach in order to structure a program that is the most effective in attracting, motivating and retaining the Company’s key executives.

Compensation Paid to Our NEOs in 2008

Compensation of the President and Chief Executive Officer

The overall compensation package of Mr. Thierer, as the CEO, is designed to recognize that the CEO bears primary responsibility for increasing the value of shareholders’ investments. Moreover, the Compensation Committee believes that the Company’s focus on equity-based awards aligns the interests of the CEO with the interests of shareholders. The CEO’s annual bonus is intended to be directly related to the Company’s overall performance (30% weight for individual performance and 70% weight for financial performance factors).

Base Salary.  Mr. Thierer’s base salary in 2008 was $425,000, per the terms of his Employment Agreement, effective June 30, 2008. Under the terms of Mr. Thierer’s employment agreement, his base salary increased from the base salary of $280,000 set for him by the Compensation Committee previously in recognition of Mr. Thierer’s greater responsibilities as the President and CEO of the Company.

Annual Bonus.  Mr. Thierer’s bonus is based substantially on the Company’s achievement of financial performance factors, relative corporate performance when compared to select competitors, and individual performance. The financial factors are based upon three sub-sectors with 55% weighted based on the Company’s performance and 45% weighted based upon the peer group’s performance. The targets are weighted and sub weighted in order to properly align performance with rewards. Mr. Thierer’s target bonus is equal to 100% of his base pay, or $425,000. Mr. Thierer may earn up to 200% of his base pay, based on achievement of the specified performance objectives, as determined by the Compensation Committee. Mr. Thierer did receive $637,500 as payout under the 2008 annual bonus plan as a result of achieving individual and financial threshold performance factors, representing 150% of his base pay.

Option Awards.  Pursuant to the terms of Mr. Thierer’s employment agreement, Mr. Thierer was awarded 135,000 options in 2008 to properly reward his contributions, encourage retention, motivate, and solidify his commitment to the Company and the interest of our shareholders. Mr. Thierer’s award was based upon the Compensation Committee’s desire to increase his stock ownership to a more appropriate level to further align his interest with those of our shareholders. In addition, Mr. Thierer was awarded 15,000 options pursuant to the Company’s equity award program.

Perquisites.  Mr. Thierer received certain perquisites in 2008. Pursuant to the terms of Mr. Thierer’s employment, agreement, the Company provides Mr. Thierer with an annual automobile allowance of $7,250. In 2008, Mr. Thierer received $1 million in supplemental executive group and voluntary life policies valued at $2,085.

Compensation of Former Chief Executive Officer

The overall compensation package of Mr. Glenn, as the CEO, was designed to recognize that the CEO bears primary responsibility for increasing the value of shareholders’ investments. Moreover, the Compensation Committee believes that the Company’s focus on equity-based awards aligned the interests of Mr. Glenn with the interests of shareholders. Mr. Glenn’s annual bonus was intended to be directly related to the Company’s overall performance (70% wieght for Company-wide financial performance factors and 30% for individual performance factors).

Base Salary.  Mr. Glenn’s base salary in 2008 was $310,000, per the terms of his Employment Agreement dated January 1, 2008. Effective June 30, 2008, Mr. Glenn was no longer eligible to receive the annual base salary provided for in his existing Employment Agreement pursuant to the terms of the Separation Agreement he entered into with the Company in connection with his resignation as Chief Executive Officer. Pursuant to the terms of Mr. Glenn’s Separation Agreement, Mr. Glenn remained an employee of the Company and served in the position of Specialist, Marketing and Investor Relations for the period beginning July 1, 2008 and ending December 31, 2008, for which Mr. Glenn received a salary of $2,000 per month.

Annual Bonus.  Mr. Glenn’s bonus was based substantially on the Company’s achievement of financial performance factors, relative corporate performance when compared to select competitors, and individual performance. The financial factors were based upon three sub-sectors with half weighted based on the Company’s performance and half weighted based upon the peer group’s performance. Mr. Glenn’s target bonus was equal to 80% of his base pay, or $248,000. Mr. Glenn was eligible to earn up to 200% of his base pay, based on achievement of the specified performance objectives, as determined by the Compensation Committee. Pursuant to the terms of his Separation Agreement, Mr. Glenn received a payment of $300,000, representing Mr. Glenn’s prorated incentive compensation bonus for 2008.

Option Awards.  The Compensation Committee, awarded Mr. Glenn 15,000 options in 2008 pursuant to the Company’s equity award program. Upon the terms and subject to the conditions set forth in the Separation Agreement, of the total options held by Mr. Glenn as of June 16, 2008, 50,000 were cancelled as of June 30, 2008 and 31,666 vested on December 31, 2008, which were exercisable by Mr. Glenn for 90 days after December 31, 2008.

Perquisites.  Mr. Glenn received certain perquisites in 2008. The Company provided Mr. Glenn with an annual automobile allowance of $3,000. The Company provided Company-paid health insurance to Mr. Glenn and his covered dependents, with a total value of $12,357; however, since the Company typically covers 75% of the premiums for its employees, the incremental benefit to Mr. Glenn is $3,089. Mr. Glenn also received a $1 million supplemental executive group and voluntary life policies, valued at $5,145 per year. Effective as of June 30, 2008, Mr. Glenn’s right to receive his vehicle allowance terminated. Under the Separation Agreement, the Company agreed to pay health insurance premiums for Mr. Glenn, his spouse and his dependents until Mr. Glenn becomes eligible for Medicare benefits.

Severance Benefits.  Under the Separation Agreement, the Company agreed to pay Mr. Glenn the amounts he would have been entitled to under the existing Employment Agreement if he had been terminated without cause. Accordingly, subject to the terms set forth in the Separation Agreement, the Company paid Mr. Glenn an aggregate lump sum payment of $1,276,756, consisting of (1) $300,000, representing Mr. Glenn’s pro rata incentive compensation bonus for 2008, (2) $26,756, representing Mr. Glenn’s accrued but unused paid time-off, (3) $650,000, representing two times Mr. Glenn’s then current annual base salary and (4) $300,000, the equivalent of one times the average incentive compensation payments to Mr. Glenn over the previous two years.

Compensation of the Chief Financial Officer

The overall compensation package of Mr. Park, as the CFO, is designed to recognize that the CFO shares responsibility for increasing the value of shareholders’ investments. Moreover, the Compensation Committee believes that the Company’s focus on equity-based awards aligns the interests of the CFO with the interests of shareholders. The CFO’s annual bonus is intended to be directly related to the Company’s overall performance (30% weight for individual performance and 70% weight for financial performance factors).

Base Salary.  Mr. Park’s base salary in 2008 was $305,000, per the terms of his Employment Agreement, effective June 30, 2008. Under the terms of Mr. Park’s employment agreement, his base salary increased from $257,000 as previously set for him by the Compensation Committee.

Annual Bonus.  Mr. Park’s bonus is based substantially on the Company’s achievement of financial performance factors, relative corporate performance when compared to select competitors, and individual performance. The financial factors are based upon three sub-sectors with half weighted based on the Company’s performance and half weighted based upon the peer group’s performance. The targets are weighted and sub weighted in order to properly align performance with rewards. Mr. Park’s target bonus is equal to 80% of his base pay, or $244,000. Mr. Park may earn up to 150% of his base pay, based on achievement of the specified performance objectives, as determined by the Compensation Committee. Mr. Park did receive $381,250 as a payout under the 2008 annual bonus plan as a result of achieving individual and financial threshold performance factors.

Option Awards.  Pursuant to the terms of Mr. Park’s Employment Agreement, Mr. Park was awarded 25,000 options in 2008 to properly reward his contributions, encourage retention, motivate, increase his stock ownership and solidify his commitment to the Company and the interest of our shareholders. In addition, Mr. Park was awarded 24,000 options in 2008 pursuant to the Company’s equity award program.

Perquisites.  Mr. Park received certain perquisites in 2008. The Company provided Mr. Park with an annual automobile allowance of $6,000. Additionally, Mr. Park received a $1 million in supplemental executive group and voluntary life policies valued at $1,335.

Compensation of Mr. Romza

The overall compensation package of Mr. Romza, as the Chief Technology Officer and Executive Vice President, Research and Development, is designed to recognize that the Mr. Romza shares responsibility for increasing the value of shareholders’ investments. Moreover, the Compensation Committee believes that the Company’s focus on equity-based awards aligns the interests of Mr. Romza with the interests of shareholders. Mr. Romza’s annual bonus is intended to be directly related to the Company’s overall performance (50% weight for individual performance and 50% weight for financial performance factors).

Base Salary.  Mr. Romza’s base salary in 2008 was $270,000, per the terms of his Employment Agreement, dated November 6, 2008. Under the terms of Mr. Romza’s employment agreement, his base salary increased from $235,000 as previously set for him by the Compensation Committee, due to the increased responsibilities related to the acquisition and growth of the business.

Annual Bonus.  Mr. Romza’s bonus is based substantially on the Company’s achievement of financial performance factors (50%) and individual performance (50%). The financial factors are based upon revenue targets (50%) and Adjusted EBITDA targets (50%). Mr. Romza may earn up to 65% of his base pay, or $175,500, based on achievement of the specified performance objectives and may receive an additional percentage of his base pay as determined by the Compensation Committee. The NEO’s bonus payment was based on over-achieving the financial targets (50%) set at the high end of the revenue and adjusted EBITDA ranges. In addition, the individual component (50%) was awarded to each of the NEOs based on the additional responsibilities and integration activities from the acquisition made in the year as well as the achievement of individual measures including leadership, ability to attract, retain and build high performance teams and operational improvements in the Company to support the growth in operations. Mr. Romza received a payout under the 2008 annual bonus plan of $175,500 as a result of achieving individual or financial threshold performance factors.

Option Awards.  Pursuant to the terms of Mr. Romza’s employment agreement, Mr. Romza was awarded 10,000 options in 2008 to properly reward his contributions, encourage retention, motivate, increase his stock ownership and solidify his commitment to the Company and the interest of our shareholders. In addition, Mr. Romza was awarded 18,000 options in 2008 pursuant to the Company’s equity award program.

Perquisites.  Mr. Romza received certain perquisites in 2008. The Company provided Mr. Romza with an annual automobile allowance of $6,000. Additionally, Mr. Romza received a $1 million in supplemental executive group and voluntary life policies, valued at $2,715.

Compensation of Mr. Bennof

The overall compensation package of Mr. Bennof, as Executive Vice President, Healthcare Information Technology is designed to recognize that Mr. Bennof shares responsibility for increasing the value of shareholders’ investments. Moreover, the Compensation Committee believes that the Company’s focus on equity-based awards aligns the interests of Mr. Bennof with the interests of shareholders. Mr. Bennof’s annual bonus is intended to be directly related to the Company’s overall performance (50% weight for individual performance and 50% weight for financial performance factors).

Base Salary.  Mr. Bennof’s base salary in 2008 was $280,000, per the terms of his Employment Agreement, dated November 6, 2008. Under the terms of Mr. Bennof’s employment agreement, his base salary increased from $235,000 as previously set for him by the Compensation Committee due to the increased responsibilities related to the acquisition and growth of the business.

Annual Bonus.  Mr. Bennof’s bonus is based substantially on the Company’s achievement of financial performance factors (50%) and individual performance (50%). The financial factors are based upon revenue targets (50%) and Adjusted EBITDA targets (50%). Mr. Bennof may earn up to 65% of his base pay, or $182,000, based on achievement of the specified performance objectives and may receive an additional percentage of his base pay as determined by the Compensation Committee. The NEO’s bonus payment was based on over-achieving the financial targets (50%) set at the high end of the revenue and adjusted EBITDA ranges. In addition, the individual component (50%) was awarded to each of the NEOs based on the additional responsibilities and integration activities from the acquisition made in the year as well as the achievement of individual measures including leadership, ability to attract, retain and build high performance teams and operational improvements in the Company to support the growth in operations. Mr. Bennof received a payout under the 2008 annual bonus plan of $182,000 as a result of achieving individual or financial threshold performance factors.

Option Awards.  Pursuant to the terms of Mr. Bennof’s employment agreement, Mr. Bennof was awarded 15,000 options in 2008 to properly reward his contributions, encourage retention, motivate, increase his stock ownership and solidify his commitment to the Company and the interest of our shareholders. In addition, Mr. Bennof was awarded 18,000 options pursuant to the Company’s equity award program.

Perquisites.  Mr. Bennof received certain perquisites in 2008. The Company provided Mr. Bennof with an annual automobile allowance of $6,000. Additionally, Mr. Bennof received a $1 million supplemental executive group and voluntary life policies, valued at $2,085.

Compensation of Mr. Buscetto

The overall compensation package of Mr. Buscetto, as the Executive Vice President and General Manager of informedRX, is designed to recognize that the Mr. Buscetto shares responsibility for increasing the value of shareholders’ investments. Moreover, the Compensation Committee believes that the Company’s focus on equity-based awards aligns the interests of Mr. Buscetto with the interests of shareholders. Mr. Buscetto’s overall compensation is intended to be directly related to the Company’s overall performance (50% weight for individual performance and 50% weight for financial performance factors).

Base Salary.  Mr. Buscetto’s base salary in 2008 was $270,000, per the terms of his Employment Agreement, dated November 6, 2008. Under the terms of Mr. Buscetto’s employment agreement, his base salary increased from $235,000 as previously set for him by the Compensation Committee, due to the increased responsibilities related to the acquisition and growth of the business.

Annual Bonus.  Mr. Buscetto’s bonus is based substantially on the Company’s achievement of financial performance factors (50%) and individual performance (50%). The financial factors are based upon revenue targets (50%) and Adjusted EBITDA targets (50%). Mr. Buscetto may earn up to 65% of his base pay, or $175,500, based on achievement of the specified performance objectives and may receive an additional percentage of his base pay as determined by the Compensation Committee. The NEO’s bonus payment was based on over-achieving the financial targets (50%) set at the high end of the revenue and adjusted EBITDA ranges. In addition, the individual component (50%) was awarded to each of the NEOs based on the additional responsibilities and integration activities from the acquisition made in the year as well as the achievement of individual measures including leadership, ability to attract, retain and build high performance teams and operational improvements in the Company to support the growth in operations. Mr. Buscetto received a payout under the 2008 annual bonus plan of $175,500 as a result of achieving individual or financial threshold performance factors.

Option Awards.  Pursuant to the terms of Mr. Buscetto’s employment agreement, Mr. Buscetto was awarded 20,000 options in 2008 to properly reward his contributions, encourage retention, motivate, increase his stock ownership and solidify his commitment to the Company and the interest of our shareholders.

Perquisites.  Mr. Buscetto received certain perquisites in 2008. The Company provided Mr. Buscetto with an annual automobile allowance of $6,000. Additionally, Mr. Buscetto received a $1 million supplemental executive group and voluntary life policies, valued at $2,085.

Compensation Committee Report

The Compensation Committee of the Board of Directors of the Company oversees the Company’s compensation program on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Circular and Proxy Statement.

In reliance on the review and discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Proxy Circular and Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

COMPENSATION COMMITTEE
Terrence Burke, Chair
Steve Cosler
Anthony Masso

2008 Summary Compensation Table

The table below summarizes the total compensation paid or earned by each of the Named Executive Officers (“NEOs”) for the fiscal years ended December 31, 2008 and December 31, 2007. The Company became subject to the SEC’s proxy rules in 2008.

				Non-Equity
			Option	Incentive Plan	All Other
			Awards ($)	Compensation	Compensation	Total
Name and Principal Position	Year	Salary ($)	(1)	($)	($)(2)(3)(4)	($)

Mark Thierer,	2008	425,000	954,450	637,500	14,435	2,031,385
President and Chief Executive Officer	2007	280,000	1,428,000	—	11,129	1,719,129
Gordon S. Glenn,	2008	337,000	76,950	300,000	11,234	725,184
Former Chairman and Chief Executive Officer	2007	310,000	476,000	—	8,817	794,817
Jeffrey Park,	2008	305,000	285,620	381,250	11,718	983,588
Chief Financial Officer and Executive Vice President, Finance	2007	257,000	380,800	—	11,805	649,605
John Romza,	2008	270,000	162,940	175,500	13,558	621,498
Chief Technology Officer and Executive Vice President, Research and Development	2007	235,000	272,700	25,000	10,771	543,471
Mike H. Bennof,	2008	280,000	198,240	182,000	10,179	670,419
Executive Vice President, Healthcare Information Technology	2007	235,000	320,300	25,000	45,217	625,517
B. Greg Buscetto Executive Vice President and General Manager of informedRX	2008	270,000	130,000	175,000	13,335	588,335

(1)	The amounts for 2008 are valued based on the fair value recognized for financial statement reporting purposes during 2008 for grants made in 2008 and prior years pursuant to Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (“SFAS 123R”), except that, in accordance with rules of the SEC, any estimate for forfeitures is excluded from, and does not reduce, such amounts. See Note 8 to the Consolidated Financial Statements for the year ended December 31, 2008 in Item 8 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 (the “Annual Report on Form 10-K”) for more information on the relevant assumptions used in calculating these amounts pursuant to SFAS 123R.

(2)	Other compensation primarily consists of the vehicle allowance, 401(k) match, and supplemental life insurance policies provided to the respective NEOs.

(3)	The Company provided Mr. Bennof with a relocation allowance of $35,000 in 2007 for the purpose of securing a residence in geographical proximity to the Company’s headquarters in Lisle, Illinois. This allowance was paid directly to Mr. Bennof and was reported as taxable income to Mr. Bennof.

(4)	The Company provided Mr. Glenn with company paid health and dental insurance for himself and selected covered dependents, above the amount typically covered by the Company, incrementally valued at $3,089.

Employment Agreements

As of December 31, 2008, the Company had employment or separation agreements with each of its Named Executive Officers. The terms of those employment or separation agreements are set forth below.

Employment Agreement with Mark Thierer, President and Chief Executive Officer

On August 5, 2008, the Company entered into an employment agreement with Mark Thierer, its President, Chief Executive Officer and a member of the Board of Directors (the “Thierer Employment Agreement”). The Thierer Employment Agreement is effective as of June 30, 2008 and supersedes Mr. Thierer’s prior employment agreement, which was effective January 1, 2008. The Thierer Employment Agreement was entered into in connection with Mr. Thierer’s promotion to President and Chief Executive Officer of the Company on June 30, 2008. The initial term of the Thierer Employment Agreement ends on June 29, 2011 with one year automatic renewals each year thereafter unless earlier terminated. The term will not be renewed for a renewal year if either the Company or Mr. Thierer provides notice of intent not to renew at least 60 days prior to the expiration of the initial term applicable renewal term. Any such notice provided by the Company that results in Mr. Thierer’s employment with the Company terminating will be deemed to be a Termination by the Company without Cause (as defined in the Thierer Employment Agreement). The Thierer Employment Agreement provides that during its term Mr. Thierer will serve as President and Chief Executive Officer of the Company and will be slated as a nominee to the Company’s Board of Directors as long as he remains Chief Executive Officer, provided that he will resign from the Board of Directors if he ceases to be Chief Executive Officer. The Thierer Employment Agreement provides for an annual base salary of $425,000 (subject to annual review and adjustment by the Board of Directors of the Company) and an incentive compensation bonus targeted at 100% of Mr. Thierer’s annual base salary with a cap of 200% of his annual base salary, the specific percentage to be set annually by the Board of Directors. In addition, the Thierer Employment Agreement provided for a grant on or about August 10, 2008 of options to purchase 135,000 common shares of the Company at fair market value of the shares as defined in the Company’s stock option plan. Such options will have a five year term and vest one-fourth each year on the anniversary of the grant date. The Thierer Employment Agreement also provides for a monthly car allowance, expense reimbursement for reasonably incurred business expenses, life insurance and health, vision and dental insurance benefits.

Under the Thierer Employment Agreement, in the event the Thierer Employment Agreement terminates because of Mr. Thierer’s death or Total Disability (as defined in the Thierer Employment Agreement), Mr. Thierer would be entitled to receive (i) his annual base salary and accrued but unpaid vacation through the date of termination and (ii) a payment of his incentive compensation bonus for the year in which the Thierer Employment Agreement was terminated prorated to the date of termination. If the Thierer Employment Agreement is terminated because Mr. Thierer resigns other than a Resignation for Good Reason (as defined in the Thierer Employment Agreement) or as a result of a Termination by the Company for Cause (as defined in the Thierer Employment Agreement), Mr. Thierer would be entitled to receive his annual base salary and accrued but unused vacation time through the date of termination and be entitled to participate in the Company’s executive welfare programs through the date of termination and, to the extent permitted under such plans, thereafter. If the Thierer Employment Agreement is terminated as a result of a Termination by the Company without Cause (that is not a Termination

Arising Out of a Change of Control) or by Mr. Thierer as a result of a Resignation for Good Reason, Mr. Thierer would be entitled to receive, (i) his annual base salary and accrued but unpaid vacation through the date of termination, (ii) a payment of his incentive compensation bonus target for the year in which the Thierer Employment Agreement was terminated prorated to the date of termination, (iii) a lump sum payment, less withholding tax, equal to two times his annual base salary, (iv) a lump sum payment of two times his incentive compensation bonus target for the year in which the Thierer Employment Agreement is terminated, (v) payment of COBRA insurance continuation benefit on behalf of Mr. Thierer, his spouse and dependents for 18 months following termination and (vi) outplacement services for up to 12 months following termination. If the Thierer Employment Agreement is terminated by the Company (whether or not as a result of a Termination by the Company for Cause) or by Mr. Thierer (whether or not as a result of a Resignation or for Good Reason) within 12 months following a change of control of the Company, Mr. Thierer would be entitled to receive (i) his annual base salary and accrued but unpaid vacation through the date of termination, (ii) a payment of his incentive compensation bonus target for the year in which the Thierer Employment Agreement was terminated prorated to the date of termination, (iii) a lump sum payment, less withholding tax, equal to three times his annual base salary, (iv) a lump sum payment of three times his incentive compensation bonus target for the year in which the Thierer Employment Agreement is terminated, (v) payment of COBRA insurance continuation benefit on behalf of Mr. Thierer, his spouse and dependents for 18 months following termination and (vi) outplacement services for up to 12 months following termination. The Thierer Employment Agreement further provides that if severance benefits payable after a change of control would be subject to the excise tax imposed by Section 280G and Section 4999 of the Internal Revenue Code, then Mr. Thierer will be entitled to receive an additional cash payment in an amount necessary to pay such taxes (including an amount to pay the taxes on such additional cash payment). In addition to the above benefits, upon a change of control of the Company or upon termination of the Thierer Employment Agreement as a result of Mr. Thierer’s Resignation for Good Reason, Mr. Thierer’s death or Total Disability, a Termination by the Company without Cause or a Termination due to a Change of Control, all unvested options to purchase common shares of the Company held by Mr. Thierer (including those granted pursuant to the Thierer Employment Agreement) will immediately vest. All such options will be exercisable for 90 days after termination and any options not so exercised will automatically terminate following such period.

The Thierer Employment Agreement also specifies certain post-employment obligations, including obligations related to: (i) non-disclosure of the Company’s trade secrets, confidential and proprietary information; (ii) non-solicitation of the Company’s employees for a period of 12 months following termination of employment; (iii) non-solicitation of the Company’s customers for a period of 12 months following termination of employment; and (iv) non-competition for a period of 12 months following termination of employment.

Separation Agreement with Former Chairman and Chief Executive Officer

In connection with Mr. Glenn’s resignation as CEO, the Company and Mr. Glenn terminated his existing employment agreement and entered into a Separation Agreement and General Release (the “Separation Agreement”), effective June 30, 2008. Pursuant to the terms of Mr. Glenn’s Separation Agreement, Mr. Glenn remained an employee of the Company and served in the position of Specialist, Marketing and Investor Relations for the period beginning July 1, 2008 and ending December 31, 2008, for which Mr. Glenn received a salary of $2,000 per month. Effective as of June 30, 2008, Mr. Glenn ceased receiving his annual base salary provided for in his existing employment agreement and his right to earn any pro rata share of his incentive bonus and vehicle allowance terminated.

Under the Separation Agreement, the Company agreed to pay Mr. Glenn the amounts he would have been entitled to under the existing Employment Agreement if he had been terminated without cause. Accordingly, subject to the terms set forth in the Separation Agreement, the Company paid Mr. Glenn an aggregate lump sum payment of $1,276,756, consisting of (1) $300,000, representing Mr. Glenn’s pro rata incentive compensation bonus for 2008, (2) $26,756, representing Mr. Glenn’s accrued but unused paid time-off, (3) $650,000, representing two times Mr. Glenn’s then current annual base salary and (4) $300,000, the equivalent of one times the average incentive compensation payments to Mr. Glenn over the previous two years. The Company also agreed to pay health insurance premiums for Mr. Glenn and his dependents until Mr. Glenn becomes eligible for Medicare benefits.

Under the existing Employment Agreement, upon retirement Mr. Glenn would have been entitled to receive his annual base salary and accrued and unused vacation through the date of termination of his employment.

Upon the terms and subject to the conditions set forth in the Separation Agreement, of the total options held by Mr. Glenn as of June 16, 2008, 50,000 were cancelled as of June 30, 2008 and 31,666 vested on December 31, 2008, which were exercisable by Mr. Glenn for 90 days after December 31, 2008. The intrinsic value of the 31,666 vested shares was $224,295 on December 31, 2008. Under the existing Employment Agreement, Mr. Glenn’s options would have accelerated upon the earlier of January 1, 2009 or any termination of his employment and been exercisable for 90 days after termination of his employment.

Employment Agreement with Jeff Park, Executive Vice President and Chief Financial Officer

On August 5, 2008, the Company entered into an employment agreement with Jeff Park, its Chief Financial Officer and Executive Vice President, Finance (the “Park Employment Agreement”). The Park Employment Agreement is effective as of June 30, 2008 and supersedes Mr. Park’s prior employment agreement, which was effective October 1, 2007. The Park Employment Agreement was entered into in connection with Mr. Park’s promotion from Senior Vice President to Executive Vice President. The initial term of the Park Employment Agreement ends on June 29, 2011 with one year automatic renewals each year thereafter unless earlier terminated. The term will not be renewed for a renewal year if either the Company or Mr. Park provides notice of intent not to renew at least 60 days prior to the expiration of the initial term applicable renewal term. Any such notice provided by the Company that results in Mr. Park’s employment with the Company terminating will be deemed to be a Termination by the Company without Cause (as defined in the Park Employment Agreement). The Park Employment Agreement provides that during its term Mr. Park will serve as Executive Vice President and Chief Financial Officer of the Company. The Park Employment Agreement provides for an annual base salary of $305,000 (subject to annual review and adjustment by the Board of Directors of the Company) and an incentive compensation bonus targeted at 80% of Mr. Park’s annual base salary with a cap of 150% of his annual base salary, the specific percentage to be set annually by the Board of Directors. In addition, the Park Employment Agreement provided for a grant on or about August 10, 2008 of options to purchase 25,000 common shares of the Company at fair market value of the shares as defined in the Company’s stock option plan. Such options will have a five year term and vest one-fourth each year on the anniversary of the grant date. The Park Employment Agreement also provides for a monthly car allowance, expense reimbursement for reasonably incurred business expenses, life insurance and health, vision and dental insurance benefits.

Under the Park Employment Agreement, in the event the Park Employment Agreement terminates because of Mr. Park’s death or Total Disability (as defined in the Park Employment Agreement), Mr. Park would be entitled to receive (i) his annual base salary and accrued but unpaid vacation through the date of termination and (ii) a payment of his incentive compensation bonus for the year in which the Park Employment Agreement was terminated prorated to the date of termination of employment. If the Park Employment Agreement is terminated as a result of Mr. Park’s resignation or a Termination by the Company for Cause (as defined in the Park Employment Agreement), Mr. Park would be entitled to receive his annual base salary and accrued but unused vacation time through the date of termination and be entitled to participate in the Company’s executive welfare programs through the date of termination and, to the extent permitted under such plans, thereafter. If the Park Employment Agreement is terminated as a result of a Termination by the Company without Cause (that is not a Termination Arising Out of a Change of Control), Mr. Park would be entitled to receive, (i) his annual base salary and accrued but unpaid vacation through the date of termination, (ii) a payment of his incentive compensation bonus target for the year in which the Park Employment Agreement was terminated prorated to the date of termination, (iii) a lump sum payment, less withholding tax, equal to two times his annual base salary, (iv) a lump sum payment of two times his incentive compensation bonus target for the year in which the Park Employment Agreement is terminated, (v) payment of COBRA insurance continuation benefit on behalf of Mr. Park, his spouse and dependents for 18 months following termination and (vi) outplacement services for up to 12 months following termination. If the Park Employment Agreement is terminated by the Company (whether or not as a result of a Termination by the Company for Cause) or by Mr. Park (whether or not as a result or a Resignation or for Good Reason) within 12 months following a change of control of the Company, Mr. Park would be entitled to receive (i) his annual base salary and accrued but unpaid vacation through the date of termination, (ii) a payment of his incentive compensation bonus target for the year in which the Park Employment Agreement was terminated prorated to the date of termination, (iii) a lump sum payment, less withholding tax, equal to two times his annual base salary, (iv) a lump sum payment of two times his incentive compensation bonus target for the year in which the Park Employment Agreement is terminated, (v) payment of COBRA insurance continuation benefit on behalf of Mr. Park, his spouse and dependents for 18 months following termination and (vi) outplacement services for up to 12 months following termination. The Park Employment Agreement further provides that if severance benefits payable after a change of control would be subject to the excise tax imposed by Section 280G and Section 4999 of the Internal Revenue Code, then Mr. Park will be entitled to receive an additional cash payment in an amount necessary to pay such taxes (including an amount to pay the taxes on such additional cash payment). In addition to the above benefits, upon a change of control of the Company or upon termination of the Park Employment Agreement as a result of a Termination by the Company without Cause, Mr. Park’s death or Total Disability or a Termination due to a Change of Control, all unvested options to purchase common shares of the Company held by Mr. Park (including those granted pursuant to the Park Employment Agreement) will immediately vest. All such options will be exercisable for 90 days after termination and any options not so exercised will automatically terminate following such period.

The Park Employment Agreement also specifies certain post-employment obligations, including obligations related to: (i) non-disclosure of the Company’s trade secrets, confidential and proprietary information; (ii) non-solicitation of the Company’s employees for a period of 12 months following termination of employment; (iii) non-solicitation of the Company’s customers for a period of 12 months following termination of employment; and (iv) non-competition for a period of 12 months following termination of employment.

Employment Agreement with John Romza, Chief Technology Officer and Executive Vice President, Research and Development

On November 6, 2008, the Company entered into an employment agreement with John Romza, its Executive Vice President, Research and Development and Chief Technology Officer (the “Romza Employment Agreement”). The Romza Employment Agreement is effective as of November 6, 2008 and supersedes Mr. Romza’s prior employment agreement, which was effective June 19, 2007. The initial term of the Romza Employment Agreement ends on June 30, 2010 with one year automatic renewals each calendar year thereafter unless earlier terminated. The term will not be renewed for a renewal year if either the Company or Mr. Romza provides notice of intent not to renew at least 60 days prior to the expiration of the initial term or applicable renewal term. Any such notice provided by the Company that results in Mr. Romza’s employment with the Company terminating will be deemed to be a Termination by the Company Without Cause (as defined in the Romza Employment Agreement). The Romza Employment Agreement provides that during its term Mr. Romza will serve as Executive Vice President, Research and Development and Chief Technology Officer of the Company. The Romza Employment Agreement provides for an annual base salary of $270,000 (subject to annual review and adjustment by the Company’s Chairman and Chief Executive Officer and the Company’s Compensation Committee) and an incentive compensation bonus targeted at 65% of Mr. Romza’s annual base salary (the specific percentage to be set annually by the Board of Directors of the Company). In addition, the Romza Employment Agreement provides for, concurrent with the execution of the agreement, a grant of stock options to purchase 10,000 common shares of the Company at fair market value (as defined in the Company’s stock option plan). Such options will have a five year term and vest one-fourth each year on the anniversary of the grant date (unless earlier vested upon a Change of Control). The Romza Employment Agreement also provides for a monthly car allowance, expense reimbursement for reasonably incurred business expenses and insurance benefits.

Under the Romza Employment Agreement, in the event the Romza Employment Agreement terminates because of Mr. Romza’s death, Total Disability, Resignation, or Termination by the Company for Cause (as such terms are defined in the Romza Employment Agreement), Mr. Romza would be entitled to receive his annual base salary and accrued but unused vacation through the date of termination and be entitled to participate in the Company’s executive welfare plans and programs through the date of termination and, to the extent permitted under such plans and programs, thereafter. If the Romza Employment Agreement is terminated as a result of a Termination by the Company Without Cause (as defined in the Romza Employment Agreement), Mr. Romza would be entitled to receive, (i) his annual base salary and accrued but unpaid vacation through the date of termination, (ii) a payment equal to his incentive compensation bonus, if any, for the year in which the agreement was terminated, prorated to the date of termination and (iii) a severance payment equal to his then-current annual base salary, payable according to the Company’s regular payroll schedule. If the Romza Employment Agreement is terminated as a result of a Termination Arising Out of a Change of Control (as defined in the Romza Employment Agreement), Mr. Romza would be entitled to receive (i) his annual base salary and accrued but unpaid vacation through the date of termination, (ii) a payment equal to his incentive compensation bonus, if any, for the year in which the agreement was terminated, prorated to the date of termination and (iii) a severance payment equal to two times his then-current annual base salary plus an amount equal to his incentive compensation bonus target at the time of termination.

The Romza Employment Agreement also specifies certain post-employment obligations, including obligations related to: (i) non-disclosure of the Company’s trade secrets, confidential and proprietary information; (ii) non-solicitation of the Company’s employees for a period of 12 months following termination of employment; (iii) non-solicitation of the Company’s customers for a period of 12 months following termination of employment; and (iv) non-competition for a period of 12 months following termination of employment.

Employment Agreement with Mike Bennof, Executive Vice President, Healthcare Information Technology

On November 6, 2008, the Company entered into an employment agreement with Mike Bennof, its Executive Vice President, Healthcare Information Technology (the “Bennof Employment Agreement”). The Bennof Employment Agreement is effective as of November 6, 2008 and supersedes Mr. Bennof’s prior employment agreement, dated June 29, 2007. The initial term of the Bennof Employment Agreement ends on June 30, 2010 with one year automatic renewals each calendar year thereafter unless earlier terminated. The term will not be renewed for a renewal year if either the Company or Mr. Bennof provides notice of intent not to renew at least 60 days prior to the expiration of the initial term or applicable renewal term. Any such notice provided by the Company that results in Mr. Bennof’s employment with the Company terminating will be deemed to be a Termination by the Company Without Cause (as defined in the Bennof Employment Agreement). The Bennof Employment Agreement provides that during its term Mr. Bennof will serve as Executive Vice President, Healthcare Information Technology of the Company. The Bennof Employment Agreement provides for an annual base salary of $280,000 (subject to annual review and adjustment by the Company’s Chairman and Chief Executive Officer and the Company’s Compensation Committee) and an incentive compensation bonus targeted at 65% of Mr. Bennof’s annual base salary (the specific percentage to be set annually by the Board of Directors of the Company). In addition, the Bennof Employment Agreement provides for, concurrent with the execution of the agreement, a grant of stock options to purchase 15,000 common shares of the Company at fair market value (as defined in the Company’s stock option plan). Such options will have a five year term and vest one-fourth each year on the anniversary of the grant date (unless earlier vested upon a Change of Control). The Bennof Employment Agreement also provides for a monthly car allowance, expense reimbursement for reasonably incurred business expenses and insurance benefits.

Under the Bennof Employment Agreement, in the event the Bennof Employment Agreement terminates because of Mr. Bennof’s death, Total Disability, Resignation, or Termination by the Company for Cause (as such terms are defined in the Bennof Employment Agreement), Mr. Bennof would be entitled to receive his annual base salary and accrued but unused vacation through the date of termination and be entitled to participate in the Company’s executive welfare plans and programs through the date of termination and, to the extent permitted under such plans and programs, thereafter. If the Bennof Employment Agreement is terminated as a result of a Termination by the Company Without Cause (as defined in the Bennof Employment Agreement), Mr. Bennof would be entitled to receive, (i) his annual base salary and accrued but unpaid vacation through the date of termination, (ii) a payment equal to his incentive compensation bonus, if any, for the year in which the agreement was terminated, prorated to the date of termination and (iii) a severance payment equal to his then-current annual base salary, payable according to the Company’s regular payroll schedule. If the Bennof Employment Agreement is terminated as a result of a Termination Arising Out of a Change of Control (as defined in the Bennof Employment Agreement), Mr. Bennof would be entitled to receive (i) his annual base salary and accrued but unpaid vacation through the date of termination, (ii) a payment equal to his incentive compensation bonus, if any, for the year in which the agreement was terminated, prorated to the date of termination and (iii) a severance payment equal to two times his then-current annual base salary plus an amount equal to his incentive compensation bonus target at the time of termination.

The Bennof Employment Agreement also specifies certain post-employment obligations, including obligations related to: (i) non-disclosure of the Company’s trade secrets, confidential and proprietary information; (ii) non-solicitation of the Company’s employees; (iii) non-solicitation of the Company’s customers; and (iv) non-competition for a period of 12 months following termination of employment.

Employment Agreement with B. Greg Buscetto, Executive Vice President and General Manager of informedRX

On November 6, 2008, the Company entered into an employment agreement with B. Greg Buscetto, its Executive Vice President and General Manager of informedRX (the “Buscetto Employment Agreement”). The Buscetto Employment Agreement is effective as of November 6, 2008 and supersedes Mr. Buscetto’s prior employment agreement, which was effective June 19, 2007. The initial term of the Buscetto Employment Agreement ends on June 30, 2010 with one year automatic renewals each calendar year thereafter unless earlier terminated. The term will not be renewed for a renewal year if either the Company or Mr. Buscetto provides notice of intent not to renew at least 60 days prior to the expiration of the initial term or applicable renewal term. Any such notice provided by the Company that results in Mr. Buscetto’s employment with the Company terminating will be deemed to be a Termination by the Company Without Cause (as defined in the Buscetto Employment Agreement). The Buscetto Employment Agreement provides that during its term Mr. Buscetto will serve as Executive Vice President and General Manager of informedRX. The Buscetto Employment Agreement provides for an annual base salary of $270,000 (subject to annual review and adjustment by the Company’s Chairman and Chief Executive Officer and the Company’s Compensation Committee) and an incentive compensation bonus targeted at 65% of Mr. Buscetto’s annual base salary (the specific percentage to be set annually by the Board of Directors of the Company). In addition, the Buscetto Employment Agreement provides for, concurrent with the execution of the agreement, a grant of stock options to purchase 10,000 common shares of the Company at fair market value (as defined in the Company’s stock option plan). Such options will have a five year term and vest one-fourth each year on the anniversary of the grant date (unless earlier vested upon a Change of Control). The Buscetto Employment Agreement also provides for a monthly car allowance, expense reimbursement for reasonably incurred business expenses and insurance benefits.

Under the Buscetto Employment Agreement, in the event the Buscetto Employment Agreement terminates because of Mr. Buscetto’s death, Total Disability, Resignation, or Termination by the Company for Cause (as such terms are defined in the Buscetto Employment Agreement), Mr. Buscetto would be entitled to receive his annual base salary and accrued but unused vacation through the date of termination and be entitled to participate in the Company’s executive welfare plans and programs through the date of termination and, to the extent permitted under such plans and programs, thereafter. If the Buscetto Employment Agreement is terminated as a result of a Termination by the Company Without Cause (as defined in the Buscetto Employment Agreement), Mr. Buscetto would be entitled to receive, (i) his annual base salary and accrued but unpaid vacation through the date of termination, (ii) a payment equal to his incentive compensation bonus, if any, for the year in which the agreement was terminated, prorated to the date of termination and (iii) a severance payment equal to his then-current annual base salary, payable according to the Company’s regular payroll schedule. If the Buscetto Employment Agreement is terminated as a result of a Termination Arising Out of a Change of Control (as defined in the Buscetto Employment Agreement), Mr. Buscetto would be entitled to receive (i) his annual base salary and accrued but unpaid vacation through the date of termination, (ii) a payment equal to his incentive compensation bonus, if any, for the year in which the agreement was terminated, prorated to the date of termination and (iii) a severance payment equal to two times his then-current annual base salary plus an amount equal to his incentive compensation bonus target at the time of termination.

The Buscetto Employment Agreement also specifies certain post-employment obligations, including obligations related to: (i) non-disclosure of the Company’s trade secrets, confidential and proprietary information; (ii) non-solicitation of the Company’s employees for a period of 12 months following termination of employment; (iii) non-solicitation of the Company’s customers for a period of 12 months following termination of employment; and (iv) non-competition for a period of 12 months following termination of employment.

Potential Payments upon Termination or Change of Control

The estimated payments to each Named Executive Officer triggered in the event of an involuntary termination without cause, retirement, death, disability, involuntary termination with cause and voluntary termination, as well as in the event of a change of control of the Company with and without a termination of employment on December 31, 2008, are set forth in the table below. Under the terms of Mr. Glenn’s Separation Agreement, Mr. Glenn received severance benefits in the amount of $1,276,756 during 2008 and the Company is obligated to pay health insurance premiums for Mr. Glenn and his dependents until Mr. Glenn becomes eligible for Medicare benefits. Upon the terms and subject to the conditions set forth in the Separation Agreement, of the total options held by Mr. Glenn as of June 16, 2008, 50,000 were cancelled as of June 30, 2008 and 31,666 vested on December 31, 2008, which remained exercisable by Mr. Glenn for 90 days after December 31, 2008.

Summary of Potential Payments upon Termination (Fiscal Year 2008)

		Equity Awards	Severance
Name	Termination Scenario	Stock Options ($)	Pay ($)	Other ($)(4)(5)	Total ($)

Mark Thierer(1)	Termination for Cause	—	—	—	—
	Death or Total Disability	942,118	—	—	942,118
	Termination without Cause	942,118	1,700,000	891,127	3,533,245
	Resignation for Good Reason	942,118	1,700,000	891,127	3,533,245
	Termination following Change of Control	942,118	2,550,000	1,312,748	4,804,866
Jeffrey Park(2)	Termination for Cause	—	—	—	—
	Death or Total Disability	283,430	—	—	283,430
	Termination without Cause	283,430	1,098,000	28,421	1,409,851
	Resignation for Good Reason	—	—	—	—
	Termination following Change of Control	283,430	1,098,000	28,421	1,409,851
John Romza(3)	Termination for Cause	—	—	—	—
	Resignation, Death, or Total Disability	—	—	—	—
	Termination without Cause	—	270,000	—	270,000
	Resignation for Good Reason	—	—	—	—
	Termination following Change of Control	163,960	715,500	—	879,460
Mike H. Bennof(3)	Termination for Cause	—	—	—	—
	Resignation, Death, or Total Disability	—	—	—	—
	Termination without Cause	—	280,000	—	280,000
	Resignation for Good Reason	—	—	—	—
	Termination following Change of Control	177,960	742,000	—	919,960
B. Greg Buscetto(3)	Termination for Cause	—	—	—	—
	Resignation, Death, or Total Disability	—	—	—	—
	Termination without Cause	—	270,000	—	270,000
	Resignation for Good Reason	—	—	—	—
	Termination following Change of Control	222,775	715,500	—	938,275

(1)	In the event of a Change of Control, all unvested stock options become exercisable. In the event of Resignation for Good Reason and Termination without Cause or termination due to death or disability on or after December 31, 2008, all unvested options become exercisable. Amounts stated represent the intrinsic value of in-the-money unvested options at December 31, 2008 that would have become exercisable, as calculated using the closing market price of the stock on that date, or US$18.67.

(2)	In the event of a Change of Control all unvested options become exercisable. In the event of Termination without Cause or termination due to death or disability all unvested options become exercisable. Amounts stated represent the intrinsic value of in-the-money unvested options at December 31, 2008 that would have become exercisable, as calculated using the closing market price of the stock on that date, or US$18.67.

(3)	In the event of a Change of Control all unvested options become exercisable. Amounts stated represent the intrinsic value of in-the-money unvested options at December 31, 2008 that would have become exercisable, as calculated using the closing market price of the stock on that date, or US$18.67.

(4)	Pursuant to the Employment Agreement, the Company will make payment of COBRA insurance continuation benefits on behalf of Messrs. Thierer and Park, their spouses and dependents for 18 months following termination totalling $28,421 for each executive.

(5)	Pursuant to the Agreements with the executives, these payments may be subject to 280G payments which would be subject to gross-up payments to the executives. These rules are complex and will change subject to the treatment of the payments made and the timing of the payment. These amounts are estimates and subject to change.

Under the employment agreements, a change of control is generally defined to include (i) the acquisitions by someone other than the Company of more than 50% of the voting power of the outstanding common shares, (ii) the approval of a merger, consolidation, recapitalization, reorganization, reverse stock split or consummation of any other corporation transaction requiring shareholder approval other than a transaction that would result in at least 75% of the total voting power continuing to be held by at least 75% of the Company’s shareholders prior to such corporate transaction, or (iii) shareholder approval of a complete liquidation of the Company or an agreement for the sale of all or a substantial portion of the assets of the Company. Under Messrs. Thierer’s and Park’s employment agreements, a termination arising out of a change of control is generally defined as the resignation of the executive, termination by the Company for cause, or a termination by the Company without cause within 12 months of a change of control. Under the employment agreements for Messrs. Romza, Bennof and Buscetto termination arising out of a change of control generally occurs if following a change of control, the executive is not offered or retained in his current or a comparable position.

Under Mr. Thierer’s employment agreement, a resignation for good reason is generally defined as a voluntary termination within 90 days after the Company’s breach of the employment agreement, the executive is assigned duties that are inconsistent with his position or significantly diminish his responsibilities, the relocation of the executive or the material diminution of executive’s annual base compensation.

Please see the narrative following the Summary Compensation Table above for a description of the terms of employment agreements the Company has entered into with each Named Executive Officer.

2008 Grants of Plan-Based Awards Table

The following table sets forth information concerning grants under the Company’s Annual Bonus Plan and Stock Option Plan to the NEOs during the fiscal year ended December 31, 2008:

	Estimated Possible Payouts Under Non-Equity
	Incentive Plan Awards
							All Other			Closing
							Option			Price of	Grant Date
							Awards:		Exercise or	Option	Fair
							Number of		Base	Awards on	Value of
			Date				Securities		Price of	Grant	Stock and
			Grant				Underlying		Options	Date	Option
	Type of	Grant	was	Threshold	Target	Maximum	Options		Awards	($/Sh)	Awards
Name	Award	Date	Approved	($)	($)	($)	(#)(1)		($/Shr)	(8)	($)(2)

Mark Thierer	Annual bonus plan			—	425,000	850,000
	Stock option plan	3/10/2008	3/5/2008				15,000	(4)	11.35	10.81	76,950
		8/11/2008	8/8/2008				135,000	(3)	14.36	14.41	877,500
Gordon S. Glenn	Annual bonus plan			—	248,000	620,000
	Stock option plan	3/10/2008	3/5/2008				15,000	(4)	11.35	10.81	76,950
Jeffrey Park	Annual bonus plan			—	244,000	457,500
	Stock option plan	3/10/2008	3/5/2008				24,000	(4)	11.35	10.81	123,120
		8/11/2008	8/8/2008				25,000	(3)	14.36	14.41	162,500
John Romza	Annual bonus plan			—	175,500	175,500
	Stock option plan	3/10/2008	3/5/2008				18,000	(4)	11.35	10.81	92,340
		9/16/2008	9/10/2008				10,000	(3)	16.00	15.92	70,100
Mike H. Bennof	Annual bonus plan			—	182,000	182,000
	Stock option plan	3/10/2008	3/5/2008				18,000	(4)	11.35	10.81	92,340
		9/16/2008	9/10/2008				15,000	(3)	16.00	15.92	105,150
B. Greg Buscetto	Annual bonus plan			—	175,500	175,500
	Stock option plan	8/11/2008	8/8/2008				20,000	(3)	14.36	14.41	130,000

(1)	The stock options reported in this column are nonqualified stock options granted under the Amended and Restated Stock Option Plan. The options vest in one-fourth increments annually on the anniversary of the grant date, becoming fully vested four years after the grant date. The options expire five years from the grant date.

(2)	The amounts shown represent the estimated fair value of the stock options on the grant date as determined in accordance with SFAS 123R. The Company uses the Black-Scholes-Merton option-pricing model in estimating the fair value of stock options. For additional information on the valuation assumptions, refer to Note 8 of Item 8 to the Company’s Annual Report on Form 10-K. These amounts reflect grant date fair value of the award and do not correspond to the actual value that will be recognized by the NEOs.

(3)	These options were granted pursuant to the NEO’s employment agreements.

(4)	These options were granted pursuant to the Company’s equity award program.

(5)	As defined by the plan, the exercise price is determined using the closing market price on the trading day immediately prior to grant date. In the event the options are granted after the market closes on the date of grant, the exercise price and grant date closing price could be the same.

2008 Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information on the current holdings of stock options by the NEOs at December 31, 2008:

	Outstanding Equity Awards at Fiscal Year-End
	Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised Options	Unexercised Options	Option Exercise	Option Expiration
Name	(#) Exercisable	(#) Unexercisable	Price ($)(1)	Date

Mark Thierer	5,000	—	8.88	12/31/2011
	164,000	—	12.85		(7)
	43,000	43,000	12.85		(8)
	37,500	112,500	23.58	5/16/2012	(10)
	—	15,000	11.35	3/10/2013	(10)
	—	135,000	14.36	8/11/2013	(10)

Total	249,500	305,500

Gordon S. Glenn	25,000	—	5.42		(2)
	100,000	—	5.42		(2)
	20,000	—	1.28		(3)
	44,167	—	2.53		(4)
	81,250	—	6.02		(5)
	50,000	—	14.36		(6)
	15,000	—	11.35	3/31/2009	(11)

Total	335,417	—

Jeffrey Park	162,500	—	11.18		(9)
	10,000	30,000	23.58	5/16/2012	(10)
	—	24,000	11.35	3/10/2013	(10)
	—	25,000	14.36	8/11/2013	(10)

Total	172,500	79,000

John Romza	25,000	—	6.02		(5)
	10,000	—	1.28		(3)
	22,500	—	2.53		(4)
	33,750	—	5.42		(2)
	25,000	—	11.80		(6)
	5,000	15,000	23.58	5/16/2012	(10)
	2,500	7,500	18.11	9/5/2012	(10)
	—	18,000	11.35	3/10/2013	(10)
	—	10,000	16.00	9/16/2013	(10)

Total	123,750	50,500

Mike Bennof	8,334	—	1.28	12/31/2009	(3)
	25,000	—	7.32		(5)
	25,000	—	6.60		(2)
	18,000	—	3.08		(4)
	25,000	—	14.36		(6)
	6,250	18,750	23.58	5/16/2012	(10)
	2,500	7,500	18.11	9/5/2012	(10)
	—	18,000	11.35	3/10/2013	(10)
	—	15,000	16.00	9/16/2013	(10)

Total	110,084	59,250

B. Greg Buscetto	7,500	22,500	12.60	11/19/2012	(10)
	—	20,000	14.36	8/11/2013	(10)

Total	7,500	42,500

(1)	The Company’s stock option plan allows for grants to be made in both Canadian and U.S. dollars. Prior to May, 2007 stock options were granted in Canadian dollars, with subsequent grants in U.S. dollars. For this table, all exercise prices for grants prior to May 2007 were converted to U.S. dollars using an exchange rate as of December 31, 2008 of 1.2168.

(2)	This option was granted on March 4, 2005 and, pursuant to the terms of the option grant, this option vested in one-third increments on each of December 31, 2005, 2006, and 2007. Each vested increment expires five years from the respective vest date.

(3)	This option was granted on March 8, 2002 and, pursuant to the terms of the option grant, this option vested in one-third increments on each of December 31, 2002, 2003 and 2004. Each vested increment expires five years from the respective vest date.

(4)	This option was granted on March 11, 2003 and, pursuant to the terms of the option grant, this option vested in one-third increments on each of December 31, 2003, 2004, and 2005. Each vested increment expires five years from the respective vest date.

(5)	This option was granted on March 19, 2004 and, pursuant to the terms of the option grant, this option vested in one-third increments on each of December 31, 2004, 2005, and 2006. Each vested increment expires five years from the respective vest date.

(6)	This option was granted on March 8, 2006 and, pursuant to the terms of the option grant, this option vested or in one-third increments on each of December 31, 2006, 2007, and 2008. Each vested increment expires five years from the respective vest date.

(7)	This option was granted on August 28, 2006 and, pursuant to the terms of the option grant, this option vested in one-third increments on each of December 31, 2006, 2007, and 2008. Each vested increment expires five years from the respective vest date.

(8)	This option was granted on August 28, 2006 and, pursuant to the terms of the option grant, this option vested or will vest, as the case may be, in one-fourth increments on each grant date anniversary in 2007, 2008, 2009, and 2010. Each vested increment expires five years from the vest date.

(9)	This option was granted on February 17, 2006 and, pursuant to the terms of the option grant, this option vested in one-third increments on each of December 31, 2006, 2007, and 2008. Each vested increment expires five years from the respective vest date.

(10)	This option will vest in one-fourth increments on each grant date anniversary.

(11)	This option became immediately vested on December 31, 2008 pursuant to Mr. Glenn’s Separation Agreement.

2008 Option Exercises

The following table sets forth the stock options exercised by each NEO during the fiscal year ended December 31, 2008:

	Option Awards
	Number of Shares	Value Realized on
	Acquired on Exercise	Exercise
Name	(#)	($)

Gordon S. Glenn	75,417	1,034,583
Mark Thierer	—	—
Jeffrey Park	—	—
John Romza	33,750	453,058
Mike H. Bennof	25,667	341,828
B. Greg Buscetto	—	—

Compensation of Directors

In April 2007, the Company’s management conducted a competitive analysis of board compensation. Director compensation data was collected on each member of the peer group identified in the Compensation Discussion and Analysis section of this Proxy Circular and Proxy Statement. Based on the results of that analysis, the Compensation Committee recommended a new director compensation package, which was approved by the Board of Directors on November 7, 2007 with an effective date of July 1, 2007. In reviewing the Company’s director compensation arrangements, management considered, in particular, a sub-set of companies in the lower quartile of the peer group because revenue and number of employees of such companies were comparable to the Company’s size.

In accordance with the director compensation package, each non-management director receives an annual retainer of $25,000, a fee of $1,400 for each in-person meeting of the Board of Directors, $500 to $700 for in-person committee meetings, and $375 for all meetings held telephonically. Directors will also be reimbursed for travel expenses incurred in connection with their respective attendances. In addition, each non-management director receives an annual grant of 5,000 stock options, which typically vest in one-fourth increments on each grant date anniversary and expire five years from grant date. Directors who are also members of management do not receive director’s fees.

The following table sets forth the compensation paid to the directors of the Company during the fiscal year ended December 31, 2008:

	Fees Earned or
	Paid in Cash	Option Awards
Name	($)	($)(1)	Total ($)

Terrence C. Burke	45,000	18,150	63,150
Steven D. Cosler	43,500	18,150	61,650
William J. Davis	42,000	18,150	60,150
Anthony R. Masso	39,475	18,150	57,625
Philip R. Reddon	44,250	18,150	62,400
Curtis J. Thorne	42,000	18,150	60,150

(1)	The amounts are valued based on the fair value recognized for financial statement reporting purposes during 2008 for grants made in 2008 and in prior years pursuant to SFAS 123R, except that, in accordance with rules of the SEC, any estimate for forfeitures is excluded from, and does not reduce, such amounts. See Note 8 to the Consolidated Financial Statements for the year ended December 31, 2008 in Item 8 of the Company’s Annual Report on Form 10-K for more information on the relevant assumptions used in calculating the fair value of options granted.

The grant date fair value of each option awarded in 2008 calculated pursuant to SFAS 123R as well as the aggregate number of options outstanding as of December 31, 2008 for each of the directors noted above are as follows:

	Grant Date Fair
	Value of Stock	Aggregate
	And Option	Option Awards
	Awards	Outstanding
Name	($)	(#)

Terrence C. Burke	18,150	27,500
Steven D. Cosler	18,150	12,500
William J. Davis	18,150	12,500
Anthony R. Masso	18,150	12,500
Philip R. Reddon	18,150	5,000
Curtis J. Thorne	18,150	12,500

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our directors and executive officers file reports with the SEC indicating the number of our common shares that they beneficially owned when they became a director or executive officer and, after that, any changes in their beneficial ownership of our common shares. They must also provide us with copies of these reports. These reports are required by Section 16(a) of the Securities Exchange Act of 1934, as amended. We have reviewed the copies of these reports that we have received and have also received and reviewed written representations of the accuracy of these reports from these individuals.

Based on these reports and representations, the Company believes that during 2008 our directors and executive officers complied with all Section 16(a) reporting requirements, except that one Form 4 each for Messrs. Thierer,

Park and Buscetto were filed late in August 2008 with respect to their option awards. In addition, the Form 3 for Mr. Reddon was filed late in 2008.

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

Overview

The Company’s Board of Directors and senior management consider good corporate governance to be central to the effective and efficient operation of the Company. Through the Corporate Governance Committee, the Board reviews, evaluates and modifies its governance program. The Board is satisfied that the Company’s governance plan is consistent with legal and stock exchange requirements.

It is the policy of the Company that all disclosures made by the Company to its security holders and to the public generally should be accurate and complete in all material respects, should fairly present the Company’s financial condition and the results and current status of its operations, and should be made on a timely basis as required by applicable law and stock exchange requirements.

Board of Directors

Independence

The Board has made an affirmative determination that a majority of its members are independent, namely Terrence C. Burke, Steven D. Cosler, William J. Davis, Anthony R. Masso, Philip R. Reddon and Curtis J. Thorne are each independent as defined in the listing standards of the Nasdaq Stock Market and in the Multilateral Instrument 52-110 Audit Committees (“MI 52-110”). Mark Thierer, as an officer of the Company, and Gordon S. Glenn, as a former employee of the Company, are not considered to be independent directors.

There were no transactions, relationships or arrangements with respect to any independent director that required review by the Board for purposes of determining director independence.

During 2008, the Board of Directors and its committees met as necessary in the absence of the Chairman, CEO and other members of management. Since the beginning of the fiscal year ended December 31, 2008, the independent directors of the Board held four such meetings. The Audit Committee also holds in camera sessions with only the external auditors present.

The Chairman of the Board of Directors during 2008, Gordon S. Glenn, was not an independent director and, accordingly, Mr. Burke was appointed lead director. Effective December 31, 2008, Mr. Burke was appointed Chairman of the Board of Directors in connection with Mr. Glenn’s resignation from such position. The Chairman of the Board is responsible for overseeing the performance by the Board of its duties, for communicating periodically with Committee chairs regarding the activities of their respective Committees, for assessing the effectiveness of the Board as a whole as well as individual Board members and for overseeing the management of the Company’s business. During 2008, the role of the Lead Director was to facilitate the functioning of the Board independently of management, to ensure that directors had an independent contact on matters of concern to them and to ensure that the Board’s agenda would enable it to successfully carry out its duties. In particular, the Lead Director was responsible for providing leadership to the Board if circumstances arose in which the joint role of the Chairman and Chief Executive Officer may have been, or may have been perceived to be, in conflict and chaired those Board sessions that were attended only by independent directors. The Board of Directors written charter is available on our website, www.sxc.com.

Meeting Attendance

Since the beginning of the fiscal year ended December 31, 2008, the Board of Directors held eight meetings. All directors attended at least 75% or more of the aggregate of the meetings of the Board and of the committees, on which they served, held during the period for which they were directors or committee members, respectively. We encourage, but do not require, our Board members to attend annual meetings of shareholders. Messrs. Reddon,

Glenn and Thierer attended our 2008 Annual Meeting of Shareholders. The following chart shows the attendance record of each director at such Board meetings:

In addition the Board created a special committee to review the acquisition of NMHC. This committee was comprised of Messrs. Burke, Reddon and Cosler and they met three times in 2008.

Board
Meeting	T. Burke	S. Cosler	W. Davis	G. Glenn	A. Masso	P. Reddon	M. Thierer	C. Thorne
01/28/08	x	x	x	x	x	x	x	x
02/06/08	x	x		x		x	x	x
02/13/08	x	x	x	x	x	x	x
02/25/08	x	x	x	x	x	x	x	x
03/05/08	x	x	x	x		x	x	x
05/07/08	x	x	x	x	x	x	x	x
09/10/08	x	x	x	x	x	x	x	x
12/03/08	x	x	x	x	x	x	x	x
12/19/08	x	x	x	x	x	x	x	x

Board of Directors Written Mandate

The Board of Directors is responsible to supervise the management of the business and affairs of the Company and to act with a view to the best interests of the Company. The Board of Directors has adopted a written mandate to formalize their oversight responsibilities. The Board of Director’s mandate is fulfilled, either directly or indirectly, through the Audit Committee, the Nominating Committee, the Corporate Governance Committee and the Compensation Committee. The Board of Directors also, from time to time, appoints ad-hoc committees to report to the Board of Directors on specific matters as they arise. In fulfilling its mandate, the Board of Directors, directly or through one of its committees, is responsible for the following:

•	the adoption of a strategic planning process for the Company, which includes the annual review of a business plan and budget presented by senior management;

•	the identification of the principal risks of the Company’s business and ensuring the implementation of appropriate systems and management of these risks by undertaking thorough quarterly reviews of operations, sales, marketing and Audit Committee reports from management and by the Audit Committee reviewing the activities and findings of the Company’s external auditors to identify the principal risks to the Company’s business;

•	succession planning for the Company including the appointment, training and monitoring of senior management;

•	ensuring an appropriate communications policy for the Company is implemented; and

•	the integrity of the Company’s internal control and management information systems.

Position Descriptions

Pursuant to the Board’s written mandate, the Board is responsible for developing position descriptions for the Chair of the Board, the Lead Director, if any, and the chair of each Board committee. The following are descriptions of such positions:

Chairman of the Board

The Chairman of the Board is responsible for overseeing the performance by the Board of its duties, for communicating periodically with Committee chairs regarding the activities of their respective Committees, for assessing the effectiveness of the Board as a whole as well as individual Board members and for overseeing the management of the Company’s business.

Lead Director

The Lead Director’s responsibilities are to facilitate the functioning of the Board independently of management, to ensure that directors have an independent contact on matters of concern to them and to ensure that the Board’s agenda will enable it to successfully carry out its duties. In particular, the Lead Director will provide leadership to the Board in the event one person holds the joint role of the Chairman and Chief Executive Officer and circumstances arise in which such joint role may be, or may be perceived to be, in conflict and chairs those Board sessions that are attended only by independent directors.

Chairman of the Audit Committee

The Chairman of the Audit Committee is responsible for overseeing the performance by the Audit Committee of its duties, for assessing the effectiveness of the Audit Committee and individual Audit Committee members and for reporting periodically to the Board.

Chairman of the Nominating Committee

The Chairman of the Nominating Committee is responsible for overseeing the performance by the Nominating Committee of its duties, for assessing the effectiveness of the Nominating Committee and individual Nominating Committee members and for reporting periodically to the Board.

Chairman of the Corporate Governance Committee

The Chairman of the Corporate Governance Committee is responsible for overseeing the performance by the Corporate Governance Committee of its duties, for assessing the effectiveness of the Corporate Governance Committee and individual Corporate Governance Committee members and for reporting periodically to the Board.

Chairman of the Compensation Committee

The Chairman of the Compensation Committee is responsible for overseeing the performance by the Compensation Committee of its duties, for assessing the effectiveness of the Compensation Committee and individual Compensation Committee members and for reporting periodically to the Board.

CEO Mandate

The Board of Directors has developed a written position description for the CEO. The CEO is specifically charged with the responsibility for managing the strategic and operational agenda of the Company and for the execution of the directives and policies of the Board of Directors. The roles and responsibilities of the CEO include, among other things:

(a) developing, together with the Board of Directors, the Company’s strategic direction and monitoring same;

(b) directing the overall business operations of the Company;

(c) ensuring that the Board of Directors is kept appropriately informed of the overall business operations of the Company and major issues facing the Company;

(d) having ultimate accountability for the development and execution of the strategy and policies of the Company and their communication to the Company’s key internal and external shareholders;

(e) having responsibility for the day-to-day operations of the Company, including the annual planning process, capital management, financial management, acquisitions, divestitures, etc., all of which must be accomplished within the strategic framework of the Company established by the Board of Directors;

(f) having the responsibility for the employment, compensation, job descriptions, performance assessment, leadership development and succession planning of human resources;

(g) representing the Company to its major shareholders, including investment and financial communities, governments, customers and the public;

(h) bringing the following material decisions to the Board of Directors for their review and approval:

(1) disposition of assets or cancellation of debt other than in the ordinary and normal course of business;

(2) acquisition or initiation of a new business or undertaking or the assumption of any commitment, obligation or liability other than in the ordinary and normal course of business;

(3) issuance or sale of securities of the Company or rights, options or warrants to acquire securities of the Company;

(4) redemption or repurchase of securities of the Company;

(5) declaration or payment of a dividend or other distribution in respect of any securities of the Company;

(6) any transaction, contract, agreement, undertaking or arrangement with a person with whom the Company does not act at arm’s length; and

(i) presenting to the Board of Directors any material business issues resulting from communications with shareholders.

Director Orientation and Continuing Education

New directors are provided with customized presentations, investor packages, product literature and director insurance information. The information and presentations are tailored for each director depending on their familiarity with the operations of the Company and the industry generally.

At each quarterly Board meeting, senior management provides the directors with an Audit Committee package and an in-depth presentation detailing the Company’s most recent and historical financial results. In addition, the Company holds meetings for the Board of Directors at different company locations to maintain the Board’s familiarity with the Company’s operations. The Company has no formal policy of providing professional development courses to Board members, however, the Company does engage consultants on an as-needed basis to make presentations to the Board on matters relevant to the Company.

Ethical Business Conduct

The Company has adopted a Code of Business Conduct and Ethics, which applies to all of our directors, officers and employees. A copy of the Code of Business Conduct and Ethics can be obtained on our website at www.sxc.com. A copy of the Code of Business Conduct and Ethics can also be obtained, without charge, by contacting the Secretary of the Company at 2441 Warrenville Road, Lisle, Illinois 60532-3642, tel. 1-800-282-3232. Any waiver of a requirement of our Code of Business Conduct and Ethics, if granted by the Company’s Board or any Board committee, will be posted on our website at www.sxc.com. No waiver of any requirement of our Code of Business Conduct and Ethics was granted in 2008.

The Board is ultimately responsible for the implementation and administration of the Code of Business Conduct and Ethics and has designated a Compliance Officer for the day-to-day implementation and administration of the Code. In addition, the Company’s Audit Committee has adopted a Whistleblower Policy establishing procedures for the submission of complaints and concerns regarding accounting, auditing and other matters.

Audit Committee

The Company has a separately designated Audit Committee that assists the Board of Directors in its oversight of our compliance with all applicable laws and regulations related to financial reporting, which includes oversight of the quality and integrity of our financial reporting, internal controls and audit functions, and is directly and solely responsible for the appointment, retention, compensation and monitoring of the performance of our independent registered public accounting firms, including the services and scope of their audit. The Audit Committee meets at least quarterly with our management and independent public accountants to, among other things, review the results of the annual audit and quarterly reviews, discuss the financial statements, assess management performance and procedures in connection with financial controls and receive and consider comments as to internal controls.

The Audit Committee meets at least quarterly and additional meetings are held as deemed necessary by the Committee Chair. The Audit Committee met five times in 2008. The Audit Committee has a written charter that sets out its mandate and responsibilities and authority to engage outside advisors as required. The Audit Committee’s written charter is available on our website, www.sxc.com.

The Audit Committee is currently composed of Mr. Reddon (Committee Chair), Mr. Davis and Mr. Thorne. The Board of Directors has determined that all members of the Audit Committee are independent within the meaning of NASDAQ Rule 4200 and SEC Rule 10A-3(b)(1)(ii).

In addition, as required by the rules of the SEC and the NASDAQ, our Board of Directors has determined that Mr. Reddon, the Chair of the Audit Committee, qualifies as an “audit committee financial expert” as defined in Item 407 (d)(5) of Regulation S-K promulgated by the SEC under the Securities Exchange Act of 1934, as amended. Shareholders should understand that the designation is an SEC disclosure requirement relating to Mr. Reddon’s experience and understanding of certain accounting and auditing matters, which the SEC has stated does not impose on the director so designated any additional duty, obligation or liability than otherwise is imposed generally by virtue of serving on the Audit Committee and/or the Board of Directors.

Nominating Committee

The Board of Directors has delegated to the Nominating Committee the responsibility to identify and recommend qualified individuals to become new members of the Board. In fulfilling this responsibility, the Nominating Committee considers: (i) the competencies and skills that the Board considers to be necessary for the Board, as a whole, to possess; (ii) the competencies and skills that the Board considers each existing director to possess; and (iii) the competencies and skills each new nominee will bring to the Board.

In addition to the responsibilities set out above, the mandate of the Nominating Committee includes the assessment of the competencies and skill of each existing director and to determine the appropriate size of the Board with a view to effective decision making.

The Nominating Committee meets as deemed necessary by the Committee Chair. The Nominating Committee has a written charter that sets out its mandate and responsibilities and authority to engage outside advisors as required. A copy of the Nominating Committee’s charter is available at www.sxc.com.

The Nominating Committee is currently composed of Mr. Cosler (Committee Chair), Mr. Burke and Mr. Masso. Each member of the Nominating Committee is independent as independence is defined in the listing standards of the Nasdaq Stock Market and in MI 52-110. Because all of the members of the Nominating Committee are independent and the Nominating Committee functions in accordance with a detailed mandate, the Board of Directors of the Company believes it has encouraged an objective nomination process. The Nominating Committee did not meet in 2008.

Nomination of New Directors

In identifying potential director nominees, the Nominating Committee considers board candidates identified through a variety of methods and sources. These include suggestions from committee members, other directors, senior management, shareholders and other interested parties in anticipation of director elections and other potential board vacancies. The committee has sole authority to retain director search firms, as well as other advisors, to assist in identifying and evaluating possible director nominees. The Nominating Committee also considers board candidates recommended by shareholders of the Company. Shareholders who wish to recommend a person for election to the Company’s Board may submit such person’s name, background, qualifications, and consent to be named in the proxy circular and proxy statement and to serve as a director if elected, in writing to our Secretary of the Company for consideration by the Nominating Committee. The Nominating Committee will consider and evaluate such person as a possible nominee in the same manner as it considers all other potential candidates. To permit sufficient time for such consideration and evaluation, shareholders should make board candidate submissions by December 31 in each year, prior to the holding of the next shareholders’ meeting.

Prior to recommending a new director candidate for election or appointment, the chair and certain members of the Nominating Committee meet with the candidate to discuss the candidate’s interest and ability to devote the time and commitment required to serve on the Board of Directors. The committee conducts a background check on the candidate and reviews any potential conflicts, independence concerns or disclosure issues the candidate might have.

Compensation Committee

The overall purpose of the Compensation Committee is to develop, monitor and assess the Company’s approach to the compensation of its directors, senior officers and employees. Among other things, the Compensation Committee manages on behalf of the Board of Directors and is responsible for: (i) reviewing the compensation practices and policies of the Company to ensure they are competitive and that they provide appropriate motivation for corporate performance and increased shareholder value; (ii) oversight of the administration of the Company’s compensation programs, including equity-based compensation programs, and making recommendations to the Board regarding their adoption, amendment or termination; (iii) annually reviewing the annual base salary and bonus targets for senior executives of the Company other than the CEO; and (iv) reviewing annual corporate goals and objectives for the CEO and evaluating the CEO’s performance and based on this evaluation, annually reviewing the CEO’s annual base salary, bonus and any stock option grants or other awards.

The Compensation Committee has authorized the CEO to grant and allocate options in two circumstances. The first relates to the annual option allocation to employees. The annual option allocation is submitted to the Compensation Committee for consideration and comment and specifically lists recipients and a proposed allocation. The second circumstance is that the CEO is authorized to grant options to newly hired employees provided that:

(1) the number of options granted to new employees is reasonably consistent with past practice in terms of the options granted to an employee in the position and with the responsibility of the new employee; and

(2) such authority does not extend to new employees who are senior officers and directly report to the CEO of the Company.

The Chief Executive Officer in consultation with the Chief Financial Officer and Human Resources will consider the position, requirements, seniority, employment, and market conditions when deciding the options to be recommended to be granted to new employees.

The Compensation Committee is currently composed of Mr. Burke (Committee Chair), Mr. Cosler and Mr. Masso. Each member of the Compensation Committee is independent as independence is defined in the listing standards of the Nasdaq Stock Market.

The Compensation Committee is responsible for reviewing the adequacy and format of compensation to directors in light of the responsibilities and risks associated with directorship.

The Compensation Committee meets at least once a year and additional meetings are held as deemed necessary by the Committee Chair. The Compensation Committee met two times in 2008. The Compensation Committee has a written charter that sets out its mandate and responsibilities and authority to engage outside advisors as required. A copy of the Compensation Committee’s charter is available at www.sxc.com.

Corporate Governance Committee

The key responsibilities of the Corporate Governance Committee are to develop and monitor the Company’s overall approach to corporate governance issues and, subject to approval by the full Board the Directors, to implement and administer a system of corporate governance which reflects superior standards of corporate governance practices and to continue to develop the Company’s approach to corporate governance issues. In addition, the Corporate Governance Committee is to undertake an annual review of corporate governance issues and practices as they affect the Company and make a set of recommendations to the directors during each calendar year.

The Corporate Governance Committee is currently composed of Mr. Davis (Committee Chair), Mr. Reddon and Mr. Thorne. Each member of the Corporate Governance Committee is independent as independence is defined in the listing standards of the Nasdaq Stock Market. The Corporate Governance Committee met once in 2008.

Assessments

The Nominating and Corporate Governance Committees (in conjunction with the Chairman) annually review and assess the effectiveness of the Board as a whole, the membership of the Board committees, the mandates and activities of each committee and the contribution of individual directors and will make such recommendations to the Board arising out of such review as it deems appropriate.

INDEBTEDNESS OF DIRECTORS, EXECUTIVE OFFICERS AND SENIORS OFFICERS

None of the directors, executive officers or senior officers of the Company, and none of the associates or affiliates of any of the foregoing, is currently indebted to the Company or was indebted to the Company at any time since the beginning of the Company’s most recently completed fiscal year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Compensation Committee who served on the Compensation Committee in 2008 (Messrs. Burke, Cosler and Masso) has interlocking relationships as defined by the SEC or had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related party transactions. Mr. Thierer, President and Chief Executive Officer, and Mr. Park, Executive Vice President and Chief Financial Officer, participate in all discussions regarding salaries and incentive compensation for all executive officers of the Company, except during discussions regarding their own salary and incentive compensation. Messrs. Thierer and Park may make suggestions or recommendations during these discussions, however all deliberations and determinations regarding the compensation of executive officers of the Company are made solely by the Compensation Committee and/or the board of directors. No executive officer of the Company serves on the board of directors or compensation committee of any other entity that has or has had one or more of its executive officers serving as a member of the Company’s Board of Directors.

RELATED PARTY TRANSACTIONS

The Company or one of its subsidiaries may occasionally enter into transactions with certain “related persons.” Related persons include our executive officers, directors, nominees for directors, a beneficial owner of 5% or more of our common stock and immediate family members of these persons. We refer to transactions involving amounts in excess of $120,000 and in which the related person has a direct or indirect material interest as “related person transactions.” Each related person transaction must be approved or ratified in accordance with the Company’s written Related Person Transactions Policy by the Audit Committee of the Board of Directors. The Audit Committee considers all relevant factors when determining whether to approve a related person transaction including, without limitation, the following:

•	the size of the transaction and the amount payable to the related person;

•	the nature of the interest of the related person in the transaction;

•	whether the transaction may involve a conflict of interest; and

•	whether the transaction is on terms that would be available in comparable transactions with unaffiliated third parties.

Neither the Company nor any of its subsidiaries were involved in any related party transactions during 2008.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

No informed person of the Company, no proposed nominee for election as a director of the Company, and no associate or affiliate of any of these persons, has any material interest, direct or indirect, in any transaction since the commencement of our last financial year or in any proposed transaction, which, in either case, has materially affected or will materially affect the Company or any of our subsidiaries, other than as disclosed under the heading “Interests of Certain Persons in Matters to be Acted Upon”. An “informed person” means: (a) a director or executive officer of the Company; (b) a director or executive officer of a person or company that is itself an informed person or subsidiary of the Company; (c) any person or company who beneficially owns, directly or indirectly, voting securities of the Company or who exercises control or direction over voting securities of the Company or a combination of both carrying more than 10 percent of the voting rights attached to all outstanding voting securities of the Company other than voting securities held by the person or company as underwriter in the course of a distribution; and (d) the Company if it has purchased, redeemed or otherwise acquired any of its securities, for so long as it holds any of its securities.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No person who has been a director or officer of the Company at any time since the beginning of its last completed fiscal year, no proposed nominee for election as a director, and no associate or affiliate of any of the foregoing persons has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the meeting, except as disclosed in this Proxy Circular and Proxy Statement.

OTHER MATTERS WHICH MAY COME BEFORE THE MEETING

The Company knows of no matters to come before the meeting of shareholders other than as set forth in the Notice of Meeting. HOWEVER, IF OTHER MATTERS WHICH ARE NOT KNOWN BY THE COMPANY SHOULD PROPERLY COME BEFORE THE MEETING, THE ACCOMPANYING PROXY WILL BE VOTED ON SUCH MATTERS IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PERSONS VOTING THE PROXY.

ADDITIONAL INFORMATION

Additional information relating to the Company is available on SEDAR at www.sedar.com and on EDGAR at www.sec.gov/edgar.shtml. Copies of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and the Company’s comparative financial statements and accompanying Management’s Discussion and Analysis for the fiscal year ended December 31, 2008 are available on SEDAR and EDGAR. Financial information with respect to the Company is provided in the Company’s comparative financial statements and accompanying Management’s Discussion and Analysis for the most recently completed financial year.

The Company undertakes to provide you with copies of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and the Company’s comparative financial statements and accompanying Management’s Discussion and Analysis for the fiscal year ended December 31, 2008 without charge upon written request to SXC Health Solutions Corp., 2441 Warrenville Road, Lisle, Illinois 60532-3642, Attention: Corporate Secretary or by contacting the Corporate Secretary at 1-800-282-3232. The Annual Report on Form 10-K sent to any such requesting shareholder will be accompanied by a list briefly describing the exhibits to such Annual Report filed by the Company with the SEC. These exhibits can be viewed on the SEC’s website (www.sec.gov) or, upon written request to SXC Health Solutions Corp., 2441 Warrenville Road, Lisle, Illinois 60532-3642. Attention: Corporate Secretary or by contacting the Corporate Secretary at 1-800-282-3232, the Company will provide you with copies of such exhibits for a nominal fee (which fee will be limited to the expenses the Company incurs in providing you with the requested exhibits).

COMMUNICATING WITH THE BOARD

Interested parties, including shareholders and other security holders, may communicate directly with the Board of Directors, non-management directors, the Chairman of the Board or any other individual directors by writing care of the Secretary of the Company, at 2441 Warrenville Road, Suite 610, Lisle, Illinois, 60532-3642. All correspondence, with the exception of solicitations for the purchase or sale of products and services and similar types of communications or communications of an inappropriate nature, will be forwarded to the directors to whom such correspondence is addressed. In addition, any such communication that relates to accounting, internal accounting controls or auditing matters will also be referred to the chair of the Audit Committee of the Company, if not already addressed to him or her.

APPROVAL

The contents and the sending of this Proxy Circular and Proxy Statement have been approved by the Board of Directors.

DATED as of April 9, 2009 (except as otherwise noted).

BY ORDER OF THE BOARD

/s/  Clifford Berman
Clifford Berman
Senior Vice President,
General Counsel and Corporate Secretary

APPENDIX A

SXC HEALTH SOLUTIONS CORP.

LONG-TERM INCENTIVE PLAN

SXC Health Solutions Corp., a corporation existing under the laws of the Yukon Territory of Canada (the “Company”), hereby establishes and adopts the following Long-Term Incentive Plan (the “Plan”).

1.	PURPOSE OF THE PLAN

1.1. Purpose.  The purpose of the Plan is to assist the Company and its Affiliates in attracting and retaining selected individuals to serve as directors, employees and/or consultants of the Company who are expected to contribute to the Company’s success and to achieve long-term objectives which will inure to the benefit of all shareholders of the Company through the additional incentives inherent in the Awards hereunder. The Plan is designed to provide the board of directors of the Company with sufficient flexibility to address current and future long-term incentive equity-based alternatives for the Company which includes Options or Restricted Stock Units. The specific terms of any Awards, including such items as vesting periods and treatment of the Award upon a change of control or termination of employment, will be set forth in the applicable Award Agreement.

2.	DEFINITIONS

2.1. “Affiliate” shall mean (i) any person or entity that directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company (including any Subsidiary) or (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

2.2. “Applicable Period” shall mean, with respect to any Performance Period, a period commencing on or before the first day of the Performance Period and ending not later than the earlier of (a) 90 days after the commencement of the Performance Period and (b) the date on which twenty-five percent (25%) of the Performance Period has been completed. Any action required to be taken within an Applicable Period may be taken at a later date if permissible under Section 162(m) of the Code or regulations promulgated thereunder, as they may be amended from time to time.

2.3. “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award, Dividend Equivalent, Other Stock-Based Award or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the provisions of the Plan.

2.4. “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder.

2.5. “Board” shall mean the board of directors of the Company.

2.6. “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto. All citations to Sections of the Code are to such Sections as they may from time to time be amended or renumbered.

2.7. “Committee” shall mean the Compensation Committee of the Board or such other committee appointed by the Board to administer the Plan, consisting of no fewer than two Directors, each of whom is (i) a “Non-Employee Director” within the meaning of Rule 16b-3 (or any successor rule) of the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m)(4)(C)(i) of the Code, and (iii) an “independent director” for purpose of the rules and regulations of The Nasdaq Stock Market (“Nasdaq”).

2.8. “Covered Employee” shall mean a “covered employee” within the meaning of Section 162(m)(3) of the Code.

2.9. “Director” shall mean a non-employee member of the Board.

2.10. “Dividend Equivalents” shall have the meaning set forth in Section 12.7.

2.11. “Employee” shall mean any employee (including an officer) of the Company or any Affiliate. Solely for purposes of the Plan, an Employee shall also mean any other natural person, including a consultant, who provides services to the Company or any Affiliate, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction or distribution; (ii) does not directly or indirectly promote or maintain a market for the Company’s securities; (iii) provides services pursuant to a written contract; and (iv) spends or will spend a significant amount of time and attention to the business and affairs of the Company or any Affiliate.

2.12. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and any successor thereto. All citations to Sections of the Exchange Act are to such Sections as they may from time to time be amended or renumbered.

2.13. “Fair Market Value” shall mean, with respect to any property other than Shares, the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. The Fair Market Value of Shares as of any date shall be: (i) the per Share closing price of the Shares as reported on Nasdaq on that date (or if there was no reported closing price on such date, on the last preceding date on which the closing price was reported); (ii) if the Company is not then listed on Nasdaq, the per Share closing price of the Shares as reported on the TSX on that date (or if there was no reported closing price on such date, on the last preceding date on which the closing price was reported); or (iii) if the Company is not then listed on Nasdaq or the TSX, the Fair Market Value of Shares shall be determined by the Committee in its sole discretion in accordance with Section 409A of the Code.

2.14. “Family Entity” shall mean a trust in which one or more Family Members have more than fifty percent of the beneficial interest, a foundation in which the Participant and/or one or more Family Members control the management of assets and any other entity in which the Participant and/or one or more Family Members own more than fifty percent of the voting interests.

2.15. “Family Member” shall mean the Participant’s spouse, parent, child, stepchild, grandchild, sibling, mother or father-in-law, son or daughter-in-law, stepparent, grandparent, former spouse, niece, nephew or brother or sister-in-law, including adoptive relationships, or any person sharing the Participant’s household (other than a tenant or employee).

2.16. “Freestanding Stock Appreciation Right” shall have the meaning set forth in Section 6.1(a).

2.17. “Insider” shall have the meaning set forth in the TSX Company Manual.

2.18. “Limitations” shall have the meaning set forth in Section 10.4.

2.19. “Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

2.20. “Other Stock-Based Award” shall have the meaning set forth in Section 8.1.

2.21. “Participant” shall mean an Employee or Director to whom the Committee has granted an Award under the Plan.

2.22. “Payee” shall have the meaning set forth in Section 13.1.

2.23. “Performance Award” shall mean any Award of Performance Shares or Performance Units granted pursuant to Section 9.

2.24. “Performance Period” shall mean that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

2.25. “Performance Share” shall mean any grant pursuant to Section 9 of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter, but not later than the time permitted by Section 162(m) of the Code in the case of a Covered Employee, unless the Committee determines not to comply with Section 162(m) of the Code with respect to such Performance Share.

2.26. “Performance Unit” shall mean any grant pursuant to Section 9 of a unit valued by reference to a designated amount of property (including cash) other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter, but not later than the time permitted by Section 162(m) of the Code in the case of a Covered Employee, unless the Committee determines not to comply with Section 162(m) of the Code with respect to such Performance Unit.

2.27. “Permitted Assignee” shall have the meaning set forth in Section 12.5.

2.28. “Prior Plan” shall mean the SXC Health Solutions Corp. Amended and Restated Stock Option Plan.

2.29. “Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.30. “Restricted Stock Unit” means an Award that is valued by reference to a Share, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, and that has such restrictions as the Committee, in its sole discretion, may impose, including without limitation, any restriction on the right to retain such Awards, to sell, transfer, pledge or assign such Awards, and/or to receive any cash Dividend Equivalents with respect to such Awards, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate,

2.31. “Restriction Period” shall have the meaning set forth in Section 7.1.

2.32. “Restricted Stock Award” shall have the meaning set forth in Section 7.1.

2.33. “Restricted Stock Unit Award” shall have the meaning set forth in Section 7.1.

2.34. “Share” shall mean a share of common stock of the Company, no par value per share.

2.35. “Stock Appreciation Right” shall mean the right granted to a Participant pursuant to Section 6.

2.36. “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.37. “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

2.38. “Tandem Stock Appreciation Right” shall have the meaning set forth in Section 6.1(b).

2.39. “TSX” means the Toronto Stock Exchange.

3.	SHARES SUBJECT TO THE PLAN

3.1. Number of Shares.  (a) Subject to adjustment as provided in this Section 3.1 and in Section 12.4, a total of 1,070,000 Shares shall be authorized for issuance pursuant to Awards granted under the Plan. Upon approval of this Plan by the stockholders of the Company, no further grants may be made under the Prior Plan, but Shares authorized for issuance pursuant to awards granted under the Prior Plan that have not been used for awards granted under the Prior Plan may be issued pursuant to Awards granted under this Plan in addition to the number of Shares specified immediately above. Any Shares that are subject to Awards of Options or Stock Appreciation Rights shall be counted against this limit as one (1) Share for every one (1) Share granted. Any Shares that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as one-and-seventy-nine one-hundredths (1.79) Shares for every one (1) Share granted.

(b) If any Shares subject to an Award or to an award under the Prior Plan are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award or award under the Prior Plan is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, the Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for Awards under the Plan, as provided in Section 3.1(c) below.

(c) Any Shares that again become available for grant pursuant to this Section 3 shall be added back as one (1) Share if such Shares were subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under the Prior Plan, and as one-and-seventy-nine one-hundredths (1.79) Shares if such Shares were subject to Awards other than Options or Stock Appreciation Rights granted under the Plan.

3.2. Character of Shares.  Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

4.	ELIGIBILITY AND ADMINISTRATION

4.1. Eligibility.  Any Employee or Director shall be eligible to be selected as a Participant.

4.2. Administration.  (a) The Plan shall be administered by the Committee. The Directors may remove from, add members to, or fill vacancies on, the Committee. A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting.

(b) The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees and Directors to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards, not inconsistent with the provisions of the Plan, to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property, subject to Section 8.1; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred in accordance with Section 409A of the Code either automatically or at the election of the Participant; (vii) determine whether, to what extent and under what circumstances any Award shall be cancelled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) determine whether any Award will have Dividend Equivalents; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(c) Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, any shareholder and any Employee or any Affiliate. No member of the Committee, and no entity, committee, member of the Board or officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Committee and such entities, committees, members of the Board or officers shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising there from to the full extent permitted by law.

(d) The Committee may delegate to a committee of one or more directors of the Company or, to the extent permitted by law, to one or more officers or a committee of officers the right to grant Awards to Employees who are not Directors or officers (as defined in Rule 16a-1(f) under the Exchange Act) of the Company and to cancel or suspend Awards to Employees who are not Directors or officers (as defined in Rule 16a-1(f) under the Exchange Act) of the Company; provided, however, that to the extent the Committee intends that an Award granted to any person who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, is likely to be a covered employee at any time during the applicable Performance Period or during any period in which a Performance Award may be paid following a Performance Period be exempt from Section 162(m) of the Code, only the Committee shall be permitted to (a) designate such person to participate in the Plan for such Performance Period, (b) establish performance goals and Performance Awards for such person, and (c) certify the achievement of such performance goals.

5.	OPTIONS

5.1. Grant of Options.  Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option shall be subject to the terms and conditions of this Section 5 and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

5.2. Award Agreements.  All Options granted pursuant to this Section 5 shall be evidenced by a written Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan. Granting of an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Section 5 may hold more than one Option granted pursuant to the Plan at the same time.

5.3. Option Price.  The option price per Share purchasable under any Option granted pursuant to this Section 5 shall not be less than 100% of the Fair Market Value of such Share on the date of grant of such Option. Other than pursuant to Section 12.4, the Committee shall not be permitted to take any action with respect to an Option that may be treated as a repricing under the rules and regulations of Nasdaq or the TSX, without shareholder approval.

5.4. Option Period.  The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of seven years from the date the Option is granted.

5.5. Exercise of Options.  Vested Options granted under the Plan shall be exercised by the Participant or by a Permitted Assignee thereof (or by the Participant’s executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or part of the Shares covered thereby, by the giving of written, telephonic, or electronic notice of exercise to the Company or its designated agent pursuant to rules and procedures established by the Committee for this purpose, specifying the number of Shares to be purchased, accompanied by payment of the full purchase price for the Shares being purchased. Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made (a) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (b) by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), (c) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (d) as provided by the Committee, cashless exercises as permitted under the Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or (e) any combination of any of the foregoing. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share.

5.6. Form of Settlement.  In its sole discretion, the Committee may provide, at the time of grant, that the Shares to be issued upon an Option’s exercise shall be in the form of Restricted Stock or other similar securities, or may reserve the right so to provide after the time of grant.

6.	STOCK APPRECIATION RIGHTS

6.1. Grant and Exercise.  The Committee may provide Stock Appreciation Rights alone or in tandem with other Awards (including Options), in each case upon such terms and conditions, not inconsistent with the Plan, as the Committee may establish. The provisions of Stock Appreciation Rights need not be the same with respect to each recipient.

(a) Stock Appreciation Rights granted without regard to any Option or other Award (a “Freestanding Stock Appreciation Right”) shall generally have the same terms and conditions as Options, including (i) an exercise price not less than Fair Market Value on the date of grant (except in the case of Substitute Awards or in connection with an adjustment provided in Section 12.4) and (ii) a term not greater than seven years. Upon the exercise of a Freestanding Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise or such other amount as the Committee shall so determine at any time during a specified period before the date of exercise over (ii) the exercise price of the right on the date of grant.

(b) Stock Appreciation Rights may be granted in conjunction with all or part of any Option granted under the Plan (a “Tandem Stock Appreciation Right”). Any Tandem Stock Appreciation Right may be granted at the same time as the related Option is granted or at any time thereafter before exercise or expiration of such Option. Upon the exercise of a Tandem Stock Appreciation Right, the holder shall have the right to receive (i) the excess of the Fair Market Value of one Share on the date of exercise or such other amount as the Committee shall so determine at any time during a specified period before the date of exercise over (ii) the related Option exercise price. Any Tandem Stock Appreciation Right may be exercised only when the related Option would be exercisable and the Fair Market Value of the Shares subject to the related Option exceeds the option price at which Shares can be acquired pursuant to the Option. Tandem Stock Appreciation Rights shall terminate and no longer be exercisable upon and to the extent of the termination or exercise of the related Option; provided that, unless the Committee otherwise determines at or after the time of grant, a Tandem Stock Appreciation Right granted with respect to less than the full number of Shares covered by a related Option shall not terminate until the number of Shares then exercisable under such Option equals the number of Shares to which the Tandem Stock Appreciation Right applies. Any Option related to a Tandem Stock Appreciation Right shall no longer be exercisable to the extent the Tandem Stock Appreciation Right has been exercised.

(c) The Committee may impose such terms and conditions on Stock Appreciation Rights granted in conjunction with any Award (other than an Option) as the Committee shall determine in its sole discretion.

(d) The Committee shall determine in its sole discretion whether payment upon the exercise of a Stock Appreciation Right shall be made in cash, in whole Shares or other property, or any combination thereof. If payment will be made in Shares, the number of Shares shall be determined based on the Fair Market Value of a Share on the date of exercise. If the Committee elects to make full payment in Shares, no fractional Shares shall be issued and cash payments shall be made in lieu of fractional Shares. Payment with respect to a Stock Appreciation Right shall be made within 30 days after the date on which the Stock Appreciation Right is exercised.

(e) Other than pursuant to Section 12.4, the Committee shall not be permitted to take any action with respect to a Stock Appreciation Right that may be treated as a repricing under the rules and regulations of Nasdaq or the TSX, without shareholder approval.

7.	RESTRICTED STOCK AWARDS AND RESTRICTED STOCK UNIT AWARDS

7.1. Grants.  Awards of Restricted Stock and of Restricted Stock Units may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted Stock Award” or “Restricted Stock Unit Award”, respectively). A Restricted Stock Award or Restricted Stock Unit Award shall be subject to restrictions imposed by the Committee covering a period of time specified by the Committee (the “Restriction Period”). The provisions of Restricted Stock Awards and Restricted Stock Unit Awards need not be the same with respect to each recipient.

7.2. Award Agreements.  The terms of any Restricted Stock Award or Restricted Stock Unit Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan.

7.3. Rights of Holders of Restricted Stock and Restricted Stock Units.  Beginning on the date of grant of the Restricted Stock Award and subject to execution of the Award Agreement, the Participant shall become a shareholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a shareholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares. A Participant receiving a Restricted Stock Unit Award shall not possess voting rights with respect to such Award. Any Shares or any other property (other than cash) distributed as a dividend, Dividend Equivalent or otherwise with respect to any Restricted Stock Award or Restricted Stock Unit Award as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock Award or Restricted Stock Unit Award.

8.	OTHER STOCK-BASED AWARDS

8.1. Stock and Administration.  Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property (“Other Stock-Based Awards”) may be granted hereunder to Participants, either alone or in addition to other Awards granted under the Plan, and such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. Other Stock-Based Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee at the time of payment. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom and the time or times at which such Other Stock-Based Awards shall be made, the number of Shares to be granted pursuant to such Awards, and all other conditions of the Awards. The provisions of Other Stock-Based Awards need not be the same with respect to each recipient.

8.2. Award Agreements.  Shares (including securities convertible into Shares) subject to Awards granted under this Section 8 shall be evidenced by a written Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan.

9.	PERFORMANCE AWARDS

9.1. Terms of Performance Awards.  The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. Except as provided in Section 11 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee at the time of payment. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 10.1. The amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee and Section 409A of the Code, on a deferred basis.

10.  CODE SECTION 162(m) PROVISIONS

10.1. Covered Employees and Performance Criteria.  Notwithstanding any other provision of the Plan, if the Committee determines at the time a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Award or an Other Stock-Based Award is granted to a Participant who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Section 10.1 is applicable to the Award and that the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall accordingly be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: revenue growth; earnings before taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; operating income; pre- or after-tax income; cash flow; cash flow per share; net earnings; earnings per share; return on equity; return on invested capital; return on assets; economic value added (or an equivalent metric); share price performance; total shareholder return; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; attainment of strategic and operational initiatives; market share; gross profits; and/or comparisons with various stock market indices of the Company or any Affiliate, division or business unit of the

Company for or within which the Participant is primarily employed. Such performance goals also may be based solely by reference to the Company’s performance or the performance of an Affiliate, division or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) a change in accounting standards required by generally accepted accounting principles. Such performance goals shall be set by the Committee within the Applicable Period of each Performance Period for each Participant or for any group of Participants (or both), and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder. Performance goals shall be subject to such other special rules and conditions as the Committee may establish at any time within the Applicable Period.

10.2. Adjustments.  Notwithstanding any provision of the Plan (other than Sections 11 and 12.4), with respect to any Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Stock-Based Award that is subject to this Section 10, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals, except in the case of the death or disability of the Participant or a Change in Control of the Company.

10.3. Restrictions.  The Committee shall have the power to impose such other restrictions on Awards subject to this Section 10 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

10.4. Limitations on Grants to Participants.  Subject to adjustment as provided in Section 12.4, (i) no Employee may be granted (A) Options, Freestanding Stock Appreciation Rights, or Option/Tandem Stock Appreciation Rights during any 12-month period with respect to more than 150,000 Shares or (B) Restricted Stock Awards, Restricted Stock Unit Awards, Performance Awards and/or Other Stock-Based Awards that are denominated in Shares in any 12-month period with respect to more than 150,000 Shares, and (ii) Directors may not, in the aggregate, be granted Awards at any time during the term of this Plan with respect to more than one percent (1%) of the outstanding Shares (collectively, the “Limitations”). In addition to the foregoing, (i) the maximum dollar value payable to any Employee in any 12-month period with respect to Performance Awards that are valued with reference to property other than Shares is $2,000,000, and (ii) the maximum dollar value payable to any Director (A) in any 12-month period with respect to Awards is $100,000 (it being understood that the value of any Awards denominated in Shares shall be determined using the “grant date fair value” method in accordance with FAS 123R) and (B) during the term of this Plan with respect to Awards is $1,000,000 (it being understood that the value of any Awards denominated in Shares shall be determined using the “grant date fair value” method in accordance with FAS 123R). If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable Limitations. The per-Participant limit described in this Section 10.4 shall be construed and applied consistently with Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

11.	CHANGE IN CONTROL PROVISIONS

11.1. Impact of Change in Control on Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Unit Awards, Performance Awards and Other Stock-Based Awards.  The terms of any Award may provide in the Award Agreement evidencing the Award that, upon a “Change in Control” of the Company (as that term may be defined therein), (a) Options and Stock Appreciation Rights outstanding as of the date of the Change in Control shall become exercisable in full or part, (b) restrictions and deferral limitations on Restricted Stock Awards and Restricted Stock Unit Awards lapse and the Restricted Stock Awards and Restricted Stock Unit Awards become free of all restrictions and limitations and become vested, (c) the Performance Period applicable to any outstanding Performance Awards shall lapse and the performance criteria applicable to any outstanding Performance Award shall be deemed to be satisfied at the target or other level, and (d) the restrictions and deferral limitations and other conditions applicable to any Other Stock-Based Awards or any other Awards shall lapse, and such Other Stock-Based Awards or such other Awards shall become free of all restrictions, limitations or conditions and become fully vested in full or part and transferable to the full extent of the original grant, subject in each case to any terms and conditions contained in the Award Agreement evidencing such Award, including but not limited to a condition that such treatment will apply only if the Participant remains employed on the effective date of the Change in Control or has incurred an involuntary termination of employment without cause on account of the Change in Control, as determined by the Committee in its sole discretion, within a period of up to 3 months prior to the effective date of the Change in Control. Notwithstanding any other provision of the Plan, the Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and such Participant shall receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change in Control over the exercise price per share of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

12.	GENERALLY APPLICABLE PROVISIONS

12.1. Amendment and Modification of the Plan.  The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for shareholder approval imposed by applicable law, including the rules and regulations of Nasdaq, the TSX or any rule or regulation of any stock exchange or quotation system on which Shares are listed or quoted; provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 promulgated under the Exchange Act; and further provided that the Board may not, without the approval of the Company’s shareholders, amend the Plan to (a) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 12.4), (b) expand the types of awards available under the Plan, (c) materially expand the class of persons eligible to participate in the Plan (which, for the avoidance of doubt, shall include the re-introduction of Directors as persons eligible to participate in the Plan should they cease to be eligible Participants in the future), (d) amend any provision of Section 5.3, (e) increase the maximum permissible term of any Option specified by Section 5.4, (f) increase the term or reduce the exercise price of any Award granted to any Participant beyond its original expiry or exercise price or (g) amend any provision of Sections 10, 12.1 or 12.5. In addition, no amendments to, or termination of, the Plan shall in any way materially impair the rights of a Participant under any Award previously granted without such Participant’s consent.

12.2. Specific Amendments to Plan Permitted.  Without limiting the generality of the foregoing, the Board may make the following amendments to the Plan, without obtaining shareholder approval: (a) amendments to the terms and conditions of the Plan necessary to ensure that the Plan complies with the applicable regulatory requirements, including without limitation: (i) the rules of the TSX, Nasdaq or any national securities exchange or system on which the stock is then listed or reported, or by any regulatory body having jurisdiction with respect thereto, (ii) the requirements of Rule 16b-3, as amended (or any successor or similar rule), under the Exchange Act and (iii) applicable tax laws and regulations; (b) amendments to the provisions of the Plan respecting administration of the Plan and eligibility for participation under the Plan; (c) subject to Section 12.1(e) and (f), amendments to the provisions of the Plan respecting the terms and conditions on which Awards may be granted pursuant to the Plan, including the provisions relating to the exercise price, the term and the vesting schedule; and (d) amendments to the Plan that are of a “housekeeping” nature.

12.3. Specific Amendments to Awards Permitted.  Without limiting the generality of the foregoing and subject to shareholder approval for specified amendments as provided in Section 12.1(e) and (f) above or elsewhere in the Plan, the Board may amend the price, the term, the vesting schedule and the termination provisions of Awards granted pursuant to the Plan.

12.4. Adjustments.  In the event of any merger, reorganization, consolidation, recapitalization, dividend (other than a regular cash dividend) or distribution (whether in cash, shares or other property), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee, in its sole discretion and in accordance with Section 409A of the Code, deems equitable or appropriate, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan and, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate in its sole discretion; provided, however, that the number of Shares subject to any Award shall always be a whole number.

12.5. Transferability of Awards.  Awards may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by the Participant, except by will or the laws of descent and distribution; provided, however, that unless otherwise specified in the Award Agreement, as long as the Participant continues employment with or service to the Company, the Participant may transfer, subject to applicable law, Awards to a Family Member or Family Entity without consideration (each transferee thereof, a “Permitted Assignee”); provided, however, in the case of a transfer of Awards to a limited liability company or a partnership which is a Family Entity, such transfer may be for consideration consisting solely of an equity interest in the limited liability company or partnership to which the transfer is made. Any transfer of Awards shall be in a form acceptable to the Committee, shall be signed by the Participant and shall be effective only upon written acknowledgement by the Committee of its receipt and acceptance of such notice. If an Award is transferred to a Family Member or to a Family Entity, such Award may not thereafter be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by such Family Member or Family Entity except by will or the laws of descent and distribution. Except as provided in this Section 12.5, and except as otherwise authorized by the Committee in an Award Agreement, no Award and no Shares subject to Awards described in Section 8 that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative.

12.6. Termination of Employment.  The Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, and the terms of such exercise, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Affiliate (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant’s employment or services will be determined by the Committee, which determination will be final.

12.7. Deferral; Dividend Equivalents.  The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (including any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion and in compliance with Section 409A of the Code, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.

12.8. Insiders.  Notwithstanding anything to the contrary contained herein, (a) the number of Shares which may be reserved for issuance under the Plan and under any other employee stock option plans or other equity-based compensation arrangements of the Company to Insiders of the Company, and of any Affiliate or Subsidiary of the Company, shall not exceed 10% of the outstanding issue (as hereinafter defined); (b) the number of Shares which may be issued within a one-year period pursuant to the Plan and under any other employee stock option plans or other equity-based compensation arrangements of the Company to Insiders of the Company, and of any Affiliate or Subsidiary of the Company, shall not exceed 10% of the outstanding issue; and (c) the number of Shares which may be issued within a one-year period pursuant to the Plan and under any other employee stock option plans or other equity-based compensation arrangements of the Company to any one Insider of the Company, or any Affiliate or Subsidiary of the Company, shall not exceed 5% of the outstanding issue. For purposes of this Section 12.8, “outstanding issue” shall mean the total number of Shares outstanding on a non-diluted basis, subject to applicable adjustments as provided for in the by-laws of the Company and the rules and regulations of Nasdaq or the TSX. For purposes of clauses (b) and (c) of this Section 12.8, “outstanding issue” shall be determined on the basis of the total number of Shares that are outstanding immediately prior to the Share issuance in question, excluding Shares issued pursuant to equity-based compensation arrangements of the Company over the preceding one-year period.

13.	MISCELLANEOUS

13.1. Tax Withholding.  The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) (any such person, a “Payee”) net of any applicable Federal, State, Provincial and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan. The Company or any Affiliate shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes. If the Payee shall fail to make such tax payments as are required, the Company or its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value) or by directing the Company to retain or withhold Shares (up to the employee’s minimum required tax withholding rate) otherwise deliverable in connection with the Award.

13.2. Right of Discharge Reserved; Claims to Awards.  Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee or Director the right to continue in the employment or service of the Company or any Affiliate or affect any right that the Company or any Affiliate may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee or Director at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee or Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

13.3. Prospective Recipient.  The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an agreement or other instrument evidencing the Award and delivered a copy thereof to the Company, and otherwise complied with the then applicable terms and conditions.

13.4. Stop Transfer Orders.  All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any Shares under the Plan or make any other distributions or the benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933, and the applicable requirements of any securities exchange or similar entity.

13.5. Nature of Payments.  All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Affiliate, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan shall constitute a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Affiliate except as may be determined by the Committee or by the Board or board of directors of the applicable Affiliate.

13.6. Other Plans.  Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

13.7. Severability.  If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

13.8. Construction.  All references in the Plan to “Section or Sections” are intended to refer to the Section or Sections, as the case may be, of the Plan. As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

13.9. Unfunded Status of the Plan.  The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

13.10. Governing Law.  The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to conflicts of laws principles.

13.11. Effective Date of Plan; Termination of Plan.  This Plan shall be submitted to the shareholders of the Company for approval and, if approved, shall become effective as of the date of approval by the Board. The Plan shall be null and void and of no effect if not approved by the shareholders of the Company and in such event each Award shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect. Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the effective date of the Plan, on which date the Plan will expire except as to Awards then outstanding under the Plan. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

13.12. Foreign Employees.  Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees on assignments outside their home country. The Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan.

13.13. Captions.  The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

13.14. Section 409A.  The Plan shall be interpreted, construed and operated to reflect the intent of the Company that all aspects of the Plan shall, to the extent subject to Code Section 409A, comply with Section 409A and any regulations and other guidance thereunder. This Plan may be amended at any time, without the consent of the Participant, to avoid the application of Code Section 409A in a particular circumstance or to satisfy any of the requirements under Code Section 409A. Nothing in the Plan shall provide a basis for any person to take action against the Company or any Subsidiary or Affiliate based on matters covered by Code Section 409A, including the tax treatment of any award made under the Plan.

13.15. Currency.  All references to price herein are to be in United States currency and all required payments hereunder are to be calculated and paid in United States currency. For the avoidance of doubt, Awards granted to Participants in jurisdictions other than the United States are to be granted in United States currency and all payments required thereunder are to be paid in United States currency.

APPENDIX B

SXC HEALTH SOLUTIONS CORP.

MANDATE OF THE BOARD OF DIRECTORS

Introduction

The term “Company” or “SXC” herein shall refer to SXC Health Solutions Corp. and the term “Board” shall refer to the board of directors of the Company. The Board is elected by the shareholders and is responsible for the stewardship of the business and affairs of the Company. The Board seeks to discharge such responsibility by reviewing, discussing and approving the Company’s strategic planning and organizational structure and supervising management to oversee that the foregoing enhance and preserve the underlying value of the Company.

Although directors may be elected by the shareholders to bring special expertise or a point of view to Board deliberations, they are not chosen to represent a particular constituency. The best interests of the Company as a whole must be paramount at all times.

Duties of Directors

The Board discharges its responsibility for overseeing the management of the Company’s business by delegating to the Company’s senior officers the responsibility for day-to-day management of the Company. The Board discharges its responsibilities both directly and through its committees, the Audit Committee, the Nominating Committee, the Corporate Governance Committee and the Compensation Committee. In addition to these regular committees, the Board may appoint ad hoc committees periodically to address certain issues of a more short-term nature. In addition to the Board’s primary roles of overseeing corporate performance and providing quality, depth and continuity of management to meet the Company’s strategic objectives, principal duties include, but are not limited to the following categories:

Appointment of Management

1. The Board has the responsibility for approving the appointment of the Chief Executive Officer (“CEO”) and all other senior management, and approving their compensation, following a review of the recommendations of the Compensation Committee. To the extent feasible, the Board shall satisfy itself as to the integrity of the CEO and other executive officers and that the CEO and other executive officers create a culture of integrity throughout the Company.

2. The Board from time to time delegates to senior management the authority to enter into certain types of transactions, including financial transactions, subject to specified limits. Investments and other expenditures above the specified limits, and material transactions outside the ordinary course of business are reviewed by and subject to the prior approval of the Board.

3. The Board oversees that succession planning programs are in place, including programs to appoint, train, develop and monitor management.

Board Organization

4. The Board will respond to recommendations received from the Nominating and Corporate Governance Committees and the Compensation Committee, but retains the responsibility for managing its own affairs by giving its approval for its composition and size, the selection of the Chair of the Board, candidates nominated for election to the Board, committee and committee chair appointments, committee charters and director compensation.

5. The Board may delegate to Board committees matters it is responsible for, including the approval of compensation of the Board and management, the conduct of performance evaluations and oversight of internal controls systems, but the Board retains its oversight function and ultimate responsibility for these matters and all other delegated responsibilities.

Strategic Planning

6. The Board has oversight responsibility to participate directly, and through its committees, in reviewing, questioning and approving the mission of the business and its objectives and goals.

7. The Board is responsible for adopting a strategic planning process and approving and reviewing, on at least an annual basis, the business, financial and strategic plans by which it is proposed that the Company may reach those goals, and such strategic plans will take into account, among other things, the opportunities and risk of the business.

8. The Board has the responsibility to provide input to management on emerging trends and issues and on strategic plans, objectives and goals that management develops.

Monitoring of Financial Performance and Other Financial Reporting Matters

9. The Board is responsible for enhancing congruence between shareholder expectations, corporate plans and management performance.

10. The Board is responsible for:

(a) adopting processes for monitoring the Company’s progress toward its strategic and operational goals, and to revise and alter its direction to management in light of changing circumstances affecting the Company; and

(b) taking action when Company performance falls short of its goals or other special circumstances warrant.

11. The Board shall be responsible for approving the audited financial statements, interim financial statements and the notes and Management’s Discussion and Analysis accompanying such financial statements.

12. The Board is responsible for reviewing and approving material transactions outside the ordinary course of business and those matters which the Board is required to approve under the Company’s governing statute, including the payment of dividends, issuance, purchase and redemptions of securities, acquisitions and dispositions of material capital assets and material capital expenditures.

Risk Management

13. The Board has responsibility for the identification of the principal risks of the Company’s business and ensuring the implementation of appropriate systems to effectively monitor and manage such risks with a view to the long-term viability of the Company and achieving a proper balance between the risks incurred and the potential return to the Company’s shareholders.

14. The Board is responsible for the Company’s internal control and management information systems.

Policies and Procedures

15. The Board is responsible for:

(a) developing the Company’s approach to corporate governance, including developing a set of corporate governance guidelines for the Company and approving and monitoring compliance with all significant policies and procedures related to corporate governance; and

(b) Approving policies and procedures designed to ensure that the Company operates at all times within applicable laws and regulations and to the highest ethical and moral standards and, in particular, adopting a written code of business conduct and ethics which is applicable to directors, officers and employees of the Company and which constitutes written standards that are reasonably designed to promote integrity and to deter wrongdoing.

16. The Board enforces its policy respecting confidential treatment of the Company’s proprietary information and Board deliberations.

17. The Board is responsible for monitoring compliance with the Company’s Code of Business Conduct and Ethics.

Communications and Reporting

18. The Board has approved and will revise from time to time as circumstances warrant a Disclosure Policy and Continuous Disclosure Documents Guidelines to address communications with shareholders, employees, financial analysts, the media and such other outside parties as may be appropriate.

19. The Board is responsible for:

(a) overseeing the accurate reporting of the financial performance of the Company to shareholders, other security holders and regulators on a timely and regular basis;

(b) overseeing that the financial results are reported fairly and in accordance with generally accepted accounting standards and related legal disclosure requirements;

(c) taking steps to enhance the timely disclosure of any other developments that have a significant and material impact on the Company;

(e) overseeing the Company’s implementation of systems which accommodate feedback from stakeholders.

Position Descriptions

20. The Board is responsible for:

(a) developing position descriptions for the Chair of the Board, the chair of each Board committee and the CEO (which will include delineating management’s responsibilities);

(b) approving the corporate goals and objectives that the CEO is responsible for meeting; and

(c) developing a description of the expectations and responsibilities of directors, including basic duties and responsibilities with respect to attendance at Board meetings and advance review of meeting materials.

Orientation and Continuing Education

21. The Board is responsible for:

(a) ensuring that all new directors receive a comprehensive orientation, that they fully understand the role of the Board and its committees, as well as the contribution individual directors are expected to make (including the commitment of time and resources that the Company expects from its directors) and that they understand the nature and operation of the Company’s business; and

(b) providing continuing education opportunities for all directors, so that individuals may maintain or enhance their skills and abilities as directors, as well as to ensure that their knowledge and understanding of the Company’s business remains current.

Nomination of Directors

22. In connection with the nomination or appointment of individuals as directors, the Board is responsible for:

(a) considering what competencies and skills the Board, as a whole, should possess;

(b) assessing what competencies and skills each existing director possesses; and

(c) considering the appropriate size of the Board, with a view to facilitating effective decision making.

In carrying out each of these responsibilities, the Board will consider the advice and input of the Nominating Committee.

23. Director nominees shall be selected by a majority of the independent directors.

Board Evaluation

24. The Board is responsible for ensuring that the Board, its committees and each individual director are regularly assessed regarding his, her or its effectiveness and contribution. An assessment will consider, in the case of the Board or a Board committee, its mandate or charter and in the case of an individual director, any applicable position description, as well as the competencies and skills each individual director is expected to bring to the Board.

Annual Review

25. The Corporate Governance Committee shall review and reassess the adequacy of this Mandate at least annually and otherwise as it deems appropriate and recommend changes to the Board, as necessary. The Corporate Governance Committee will ensure that this Mandate or a summary that has been approved by the Corporate Governance Committee is disclosed in accordance with all applicable securities laws or regulatory requirements in the Company’s annual management information circular or such other annual filing as may be permitted or required by applicable securities regulatory authorities.

Chairman of the Board

26. The chairman of the Board shall be responsible for overseeing the performance by the Board of its duties, for communicating periodically with Committee chairs regarding the activities of their respective Committees, for assessing the effectiveness of the Board as a whole as well as individual Board members and for overseeing the management of the Company’s business.

Executive Sessions of the Independent Directors

27. The directors who are independent as defined by both Multilateral Instrument 52-110 Audit Committees and Rule 4200(a)(15) of the NASDAQ Marketplace Rules shall meet regularly in an executive session for such purposes as they deem appropriate. The Chair of the Governance Committee presides at such meetings.

2441 Warrenville Road, Suite 610
Lisle, Illinois, 60532-3246
Tel: 1-800-282-3232, Fax: 630.328.2190

PROXY

FOR USE BY SHAREHOLDERS at the Annual and Special Meeting of the Shareholders (the “Meeting”) of SXC Health Solutions Corp. (the “Company”) to be held on May 13, 2009.

THIS PROXY IS SOLICITED ON BEHALF OF MANAGEMENT AND THE BOARD OF DIRECTORS OF THE COMPANY.  The undersigned holder of common shares (“Common Shares”) of the Company hereby appoints Mark Thierer, or failing him Jeffrey Park, or instead of either of the foregoing                           as proxy holder of the undersigned in respect of all of the Common Shares held by the undersigned, with power of substitution, to attend, vote and act for and on behalf of the undersigned at the Meeting and at all adjournments or postponements thereof, the undersigned hereby directing that the Common Shares represented by this instrument of proxy be voted (or withheld from voting) as specified below:

RESOLUTIONS

(1)	To Elect as a Director:	FOR	or	WITHHOLD

	Terrence C. Burke	☐		☐
	Steven Cosler	☐		☐
	William J. Davis	☐		☐
	Anthony R. Masso	☐		☐
	Philip R. Reddon	☐		☐
	Curtis J. Thorne	☐		☐
	Mark A. Thierer	☐		☐

with respect to the election of the directors proposed for nomination in the Proxy Circular and Proxy Statement of the Company dated as of April 9, 2009 furnished in connection with the Meeting (the “Proxy Circular and Proxy Statement”);

(2)	☐ FOR	or	☐ AGAINST

with respect to the approval of the SXC Health Solutions Corp. Long-Term Incentive Plan.

(3)	☐ FOR	or	☐ WITHHOLD

with respect to the appointment of auditors of the Company proposed for appointment in the Proxy Circular and Proxy Statement.

This instrument of proxy confers discretionary authority upon the person named herein to vote on any amendments to or variations of the matters identified in the Notice of the Meeting dated April 9, 2009 and furnished in connection with the Meeting (the “Notice of Meeting”) and on other matters, if any, which may properly be brought before the Meeting or any adjournment or postponement thereof. The solicitation of proxies is being made by and on behalf of management and the board of directors of the Company.

Notes

1.	The shares represented by this instrument of proxy will be voted FOR the motions proposed to be made at the meeting as proposed by management and the board of directors and described in the Proxy Circular and Proxy Statement unless the shareholder has specified that his or her vote be withheld or against, as applicable, from voting in respect of such matters.

2.	The persons named in this instrument of proxy are directors or officers of the Company. A shareholder has the right to appoint another person as a proxy (who need not be a shareholder) to attend and act on such shareholder’s behalf at the Meeting other than the nominees designated herein. To exercise this right the shareholder may insert the name of the desired person in the blank space provided herein or may submit another proper instrument of proxy and, in either case, deliver or mail the completed instrument of proxy to the registrar and transfer agent of the Company, being CIBC Mellon Trust Company, in person at 320 Bay Street, Ground Floor, Toronto, Ontario M5H 4A6, by mail at P.O. Box 721, Agincourt, Ontario M1S 0A1 or by facsimile (416) 368-2502, no later than 48 hours prior to the meeting.

3.	This instrument of proxy, when properly executed, confers discretionary authority with respect to amendments or variations to matters identified in the Notice of Meeting, and to other matters that may properly come before the Meeting. At the time of printing this instrument of proxy, the Company knows of no other matters to come before the Meeting.

4.	Reference is made to the Proxy Circular and Proxy Statement for further information regarding completion and use of this instrument of proxy and other information pertaining to the Meeting. The undersigned hereby ratifies and confirms all that the said proxy may do by virtue hereof, granting to the said proxy full power and authority to act for and in the name of the undersigned at the Meeting or Meetings and hereby revokes any proxy or proxies heretofore given to vote, and or act with respect to the said shares.

5.	The undersigned hereby acknowledges receipt of the Notice of Meeting and of the Proxy Circular and Proxy Statement furnished herewith.

6.	This instrument of proxy ceases to be valid one year from its date.

7.	If your address as shown on the enclosed label in incorrect, please give your correct address when returning this instrument of proxy.

Dated , 2009.
Name of Shareholder
(Please print)

Signature of
Shareholder

Number of Common Shares
Represented by this
instrument of Proxy

This instrument of proxy should be dated and signed by the shareholder or the proper officer or officers of a corporate shareholder or his, her or its attorney authorized in writing. If no date is inserted, this form of proxy shall be deemed to bear the date on which it is mailed to the shareholder.